EXHIBIT 4.1

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”) is dated as of December 30, 2004 by and among WorldSpace, Inc., a Maryland corporation (“WSI-Maryland”), WorldSpace, Inc., a Delaware corporation (“WSI-Delaware” and together with WSI-Maryland, the “WorldSpace Parties”) and the investors listed on the Schedule of Investors attached hereto (individually, an “Investor” and collectively, the “Investors”).

WHEREAS:

A. The WorldSpace Parties and each Investor is executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the United States Securities Act of 1933, as amended (the “Securities Act”).

B. WSI-Delaware has authorized a series of convertible notes of WSI-Delaware, in substantially the form attached hereto as Exhibit A (as amended or modified from time to time, collectively, the “Notes”), which Notes shall be convertible into shares of Common Stock (as defined below) in accordance with the terms of the Notes.

C. Each Investor wishes to purchase, and WSI-Delaware wishes to sell, upon the terms and conditions stated in this Agreement, the principal amount of Notes set forth opposite such Investor’s name in column (3) on the Schedule of Investors (the aggregate amount of which Notes for all Investors shall be $155,000,000) (as converted, collectively, the “Conversion Shares”).

D. On the Closing Date, the parties hereto will execute and deliver a Registration Rights Agreement, substantially in the form attached hereto as Exhibit B (as amended or modified from time to time, the “Registration Rights Agreement”), pursuant to which WSI-Delaware will agree to provide certain registration rights with respect to the Conversion Shares under the Securities Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

E. The Notes and the Conversion Shares collectively are referred to herein as the “Securities”.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the WorldSpace Parties and each Investor hereby agree as follows:

ARTICLE I

Definitions

Section 1.1 Definitions. As used in this Agreement, the following terms shall have the following meanings:

“ACA” means the Australian Communications Authority.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with such referenced Person and includes, without limitation, (a) any Person who is an officer, director or direct or indirect beneficial holder of at least ten percent (10%) of the then outstanding capital stock of such Person, and any of the Family Members of any such Person, (b) any Person of which such referenced Person and/or its Affiliates (as defined in clause (a) above), directly or indirectly, either beneficially own(s) at least ten percent (10%) of the then outstanding equity securities or constitute(s) at least a ten percent (10%) equity participant, (c) in the case of a referenced Person who is an individual, Family Members of such Person, and (d) in the case of any referenced Person that is an Investor, any Person for which that Investor or its investment adviser, general partner or other Person or entity serving in a similar capacity, or any of their respective Affiliates, serves as general partner and/or investment adviser or in a similar capacity, and all mutual funds, hedge funds, or other pooled investment vehicles or entities under the control or management of or under common control with such Investor or the general partner or investment adviser thereof or any Person serving in a similar capacity, or any Affiliate of any of them, or any Affiliates of any of the foregoing.

“Agreement” has the meaning set forth in the Preamble.

“Agreement of Merger” means the Agreement of Merger between WSI-Maryland and WSI-Delaware, a true, correct and complete copy of which is attached hereto as Exhibit C.

“Alcatel Payables” means the current payables outstanding owed to Alcatel Space pursuant to the Alcatel In-Orbit Delivery Contract, dated October 8, 1995, as amended, between Alcatel Space and WorldSpace Satellite Company, which amount shall not be in the excess of $39,300,000 and as the same may be reduced from time to time.

“Anti-Money Laundering/OFAC Laws has the meaning set forth in Section 3.33.

“ART” means the means the French Autorité de Régulation des Télécommunications.

“Audited Financials” has the meaning set forth in Section 3.10.

“Benefit Plan” has the meaning set forth in Section 3.25(a).

“Board” means the board of directors of the Company.

“Business” means the respective businesses of the Company and the Company’s Subsidiaries.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

“Business Intellectual Property” means the Owned Intellectual Property and the Licensed Intellectual Property, and all Computer Software, Computer Hardware and Data.

“Business Trade Secrets” has the meaning set forth in Section 3.18(l).

“Bylaws” means (a) prior to the Merger, the by-laws of WSI-Maryland in effect on the date hereof and (b) following the Merger, the by-laws of WSI-Delaware .

“Certificate of Incorporation” means (a) prior to the Merger, the Certificate of Incorporation of WSI-Maryland in effect on the date hereof and (b) following the Merger, the Certificate of Incorporation of WSI-Delaware as filed with the Secretary of State of the State of Delaware on December 20, 2004.

“Claims” has the meaning set forth in Section 8.1(a).

“Class B Equivalents” has the meaning set forth in Section 7.3.

“Class B Shares” means the shares of Class B common stock, par value $0.01 per share, of WSI-Delaware.

“Closing” has the meaning set forth in Section 2.1(a).

“Closing Date” has the meaning set forth in Section 2.1(b).

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” means the shares of Class A Common Stock, par value $.01 per share, of WSI-Delaware.

“Common Stock Equivalents” means, collectively, Options and Convertible Securities.

“Communication Licenses” means all licenses, permits, orders or other authorizations issued by the FCC, the ACA, the ART, the ITU, and any equivalent authority in each other jurisdiction in which the Company or any of its Subsidiaries operates or as presently proposed to be operated.

“Company” means (a) prior to the Merger, WSI-Maryland and (b) following the Merger, WSI-Delaware.

“Computer Hardware” means any computer hardware, equipment and peripherals of any kind and of any platform, including desktop and laptop personal computers, handheld computerized devices, servers, mid-range and mainframe computers, process control and distributed control systems, and all network and other communications and telecommunications equipment.

“Computer Software” means any and all computer programs, including operating system and applications software, implementations of algorithms, and program interfaces, whether in source code or object code form (including, but not limited to, all of the foregoing that is installed on the Computer Hardware) and all documentation, including user manuals relating to the foregoing.

“Confidentiality Agreements” has the meaning set forth in Section 10.8.

“Contingent Obligations” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

“Contracts” has the meaning set forth in Section 3.21.

“Conversion Shares” has the meaning set forth in the Preamble.

“Convertible Securities” means any stock or securities (other than Options) convertible into or exercisable or exchangeable for shares of Common Stock.

“Data” means all information and data, whether in printed or electronic form and whether contained in a database or otherwise.

“Disabling Devices” means computer software viruses, time bombs, logic bombs, Trojan horses, trap doors, back doors, or other computer instructions, intentional devices or techniques that are designed to threaten, infect, assault, vandalize, defraud, disrupt, damage, disable, maliciously encumber, hack into, incapacitate, infiltrate or slow or shut down a computer system or any component of such computer system, including any such device affecting system security or compromising or disclosing user data.

“Dormant Subsidiary” means a Subsidiary which does not (i) own or hold any assets or property, (ii) engage in any business or activity and (iii) have any revenue.

“Due Diligence Materials” has the meaning set forth in Section 3.38(b).

“Effective Registration” means that the Common Stock is registered pursuant to Section 12 or Section 15 of the Exchange Act.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Escrow Agreement” means that certain Escrow Agreement dated September 30, 2003 among Stonehouse, WSI-Maryland, WIN, WorldSpace Satellite Company Ltd. and Tri-State Commercial Closings, Inc., a true, complete and accurate copy of which is attached hereto as Exhibit D.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Exchange Agreement” means the Exchange Agreement dated December 29, 2004 by and among WSI-Maryland, WSI-Delaware, WIN and Yenura, a true, correct and complete copy of which is attached hereto as Exhibit E.

“Family Member” with respect to a natural person means (a) a member of the specified person’s immediate family, whether by blood or adoption, which shall include his or her spouse, siblings, descendants, parents or spouses (or surviving spouses) of descendants, or (b) a trust, corporation, limited liability company, partnership or other entity, all of the beneficial interests in which shall be held directly or indirectly by such person or one or more persons described in clause (a).

“FCC” means the United States Federal Communications Commission.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“Financials” has the meaning set forth in Section 3.10.

“GAAP” means generally accepted accounting principles of the United States applied on a consistent basis.

“Governmental Authority” means any government, court, regulatory, self-regulatory, administrative agency or commission or other governmental agency, authority or instrumentality, domestic or foreign, of competent jurisdiction.

“Hazardous Substances” has the meaning set forth in Section 3.19(b).

“IDI/Yenura Purchase and Sale Agreement” means that certain Purchase and Sale Agreement, dated as of December 29, 2004, between Industrial Development Inc., as seller, and Yenura, as buyer, relating to certain debt obligations of WIN, a true, correct and complete copy of which is attached hereto as Exhibit F.

“Indebtedness” of any Person means, without duplication, (a) all indebtedness for borrowed money, (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services including, without limitation, “capital leases” in accordance with GAAP (other than trade payables entered into in the ordinary course of business), (c) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (f) all monetary obligations under any leasing or similar arrangement which, in connection with GAAP, consistently applied for the periods covered thereby, is classified as a capital lease, (g) all indebtedness referred to in clauses (a) through (f)

above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (h) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (g) above.

“Indemnified Parties” has the meaning set forth in Section 8.1.

“Indemnifying Party” has the meaning set forth in Section 8.2.

“Insolvent” means (a) the present fair saleable value of the Company’s assets is less than the amount required to pay the Company’s total Indebtedness, (b) the Company is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (c) the Company intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature or (d) the Company has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

“Insurance Policies” has the meaning set forth in Section 3.30.

“Intellectual Property” means all (a) foreign and domestic trademarks, service marks, brand names, certification marks, collective marks, d/b/a’s, Internet domain names, logos, symbols, trade dress, assumed names, fictitious names, trade names, and other indicia of origin, all applications and registrations for all of the foregoing, and all goodwill associated therewith and symbolized thereby, including, but not limited to, all extensions, modifications and renewals of same; (b) foreign and domestic inventions, discoveries and ideas, whether patentable or not, and all patents, registrations, and applications therefor, including, but not limited to, divisions, continuations, continuations-in-part and renewal applications, and including, but not limited to, renewals, extensions and reissues; (c) Trade Secrets; (d) foreign and domestic published and unpublished works of authorship, whether copyrightable or not, copyrights therein and thereto, and registrations and applications therefor, and all renewals, extensions, restorations and reversions thereof; and (e) all other intellectual property or proprietary rights and claims or causes of action arising out of or related to any infringement, misappropriation or other violation of any of the foregoing, including, but not limited to, rights to recover for past, present and future violations thereof.

“Interim Financials” has the meaning set forth in Section 3.10.

“Investment Company Act” means the Investment Company of 1940, as amended.

“Investor” has the meaning set forth in the Preamble.

“IRS” means the Internal Revenue Service.

“ITU” means the International Telecommunication Union.

“Legal Requirement” means any constitution, act, statute, law, ordinance, treaty, rule, regulation or official interpretation of, or judgment, injunction, order, decision, decree, license, permit or authorization issued by, any Governmental Authority.

“Letter Agreement” has the meaning set forth in Section 7.14.

“Licensed Intellectual Property” means Intellectual Property that the Company and its Subsidiaries are licensed or otherwise permitted by other Persons to use.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, charge, security interest, easement, covenant, right of way, restriction, equity or encumbrance of any nature whatsoever in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Losses” means any and all losses, claims, damages, liabilities, settlement costs and expenses, including, without limitation, costs of preparation and reasonable attorneys’ fees.

“Management Stockholders” means each of Noah A. Samara and any of his affiliates, including, without limitation, TelUS and Yenura .

“Material Adverse Effect” means any change in or effect on the Company or its business that, individually or in the aggregate, would have a material adverse effect on (a) the business, operations, properties (including intangible properties), condition (financial or otherwise), results of operations, assets, liabilities, regulatory status or prospects of the Company, individually, or of the Company and its Subsidiaries, taken as a whole or (b) on the ability of the Company or its Subsidiaries to perform their respective obligations hereunder, or under the other Transaction Documents or the agreements or instruments to be entered into or filed in connection therewith or herewith.

“Material Subsidiary” means (a) each of AsiaSpace Ltd, AfriSpace Ltd., WorldSpace India Private Ltd., WorldSpace (China) and, prior to the WIN Merger, WIN, (b) any “Significant Subsidiary” as such term is defined in Rule 1-02 of Regulation S-X of the Securities Act, or (c) any other Subsidiary, existing from time to time, with total assets exceeding 10% of the total assets of the Company and its Subsidiaries on a consolidated basis as of the end of the most recently completed fiscal quarter.

“Merger” means the merger of the WSI-Maryland into WSI-Delaware, pursuant to the Agreement of Merger.

“Notes” has the meaning set forth in the Preamble.

“OFAC” has the meaning set forth in Section 3.33.

“Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

“Owned Intellectual Property” means Intellectual Property owned by the Company or its Subsidiaries.

“PATRIOT Act” has the meaning set forth in Section 3.33.

“Permitted Indebtedness” has the meaning defined in the Notes.

“Permitted Liens” means (a) any Lien for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (b) any statutory Lien arising in the ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent, (c) any Lien created by operation of law, such as materialmen’s liens, mechanics’ liens and other similar liens, arising in the ordinary course of business with respect to a liability that is not yet due or delinquent or that are being contested in good faith by appropriate proceedings, (d) Liens incurred in connection with any Permitted Indebtedness provided that the Notes are secured ratably with any such secured Permitted Indebtedness, (e) any Lien in favor of Stonehouse solely with respect to the Stonehouse Royalty Accounts granted pursuant to the Stonehouse Royalty Agreement (as defined below), and (f) Liens securing the Company’s obligations under the Notes.

“Person” means any individual, firm, corporation, partnership, limited liability company, trust, joint venture, Governmental Authority or other entity, and shall include any successor (by merger or otherwise) of such entity.

“PFIC” means a “passive foreign investment company” within the meaning of Section 1296 of the Code.

“Public Sale” means any sale of Securities to the public pursuant to a public offering registered under the Securities Act or to the public through a broker or market-maker pursuant to the provisions of Rule 144 (or any successor rule) adopted under the Securities Act.

“Purchase Price” has the meaning set forth in Section 2.1(c).

“Registered” as used in Section 3.18(f), means issued, registered, renewed or the subject of a pending application.

“Registration Rights Agreement” has the meaning set forth in the Preamble.

“Restructuring Documents” means, collectively, (a) the IDI/Yenura Purchase and Sale Agreement, (b) the Saifcom/Yenura Purchase and Sale Agreement, (c) the Exchange Agreement and (d) all exhibits, schedules and ancillary agreements contemplated by any of the foregoing.

“Returns” means returns, reports, information statements and other documentation (including any additional or supporting materials) filed or maintained, or required to be filed or maintained, in connection with the calculation, determination, assessment or collection of any tax and shall include amended returns required as a result of examination adjustments made by the IRS or other tax authority.

“Rule 144” means collectively, the Rule 144 or Rule 144A promulgated under the Securities Act.

“Saifcom/Yenura Purchase and Sale Agreement” means that certain purchase and sale agreement between Saifcom Establishment, as seller, and Yenura, as buyer, dated December 29, 2004, relating to a debt obligation of WIN, a true, correct and complete copy of which is attached hereto as Exhibit G.

“SEC” means the United States Securities and Exchange Commission.

“Securities” has the meaning set forth in the Preamble.

“Securities Act” has the meaning set forth in the Preamble .

“Stonehouse” means Stonehouse Capital Ltd., a Cayman Islands corporation.

“Stonehouse Loan Agreement” means the Amended and Restated Stonehouse Loan Agreement and Guarantee dated April 21, 2000 by and among Stonehouse, WSI-Maryland, WIN and WorldSpace Satellite Company Ltd., a true, correct and complete copy of which is attached hereto as Exhibit H.

“Stonehouse Restructuring Agreement” means the Loan Restructuring Agreement dated September 30, 2003, by and among Stonehouse, WSI-Maryland, WIN and WorldSpace Satellite Company Ltd., as amended by the First Amendment, dated as of September 28, 2004, as further amended by the Second Amendment dated as of December 30, 2004, true, correct and complete copies of which are attached hereto as Exhibit I.

“Stonehouse Royalty Agreement” means the Royalty Agreement dated September 28, 2003 by and between Stonehouse, WSI-Maryland, WIN and WorldSpace Satellite Company Ltd., as amended by the First Amendment dated as of September 28, 2004, a true, correct and complete copy of which is attached hereto as Exhibit J.

“Subsidiary” means any entity in which a Person, directly or indirectly, owns capital stock or holds an equity or similar interest which ownership entitles the Person to elect a majority of the board of directors or similar governing body of such entity; provided, however, that a Subsidiary of the Company shall not include any Dormant Subsidiary.

“Suits” has the meaning set forth in Section 3.18(c).

“Tax” means any and all federal, state, local, foreign and other taxes, levies, fees, imposts, duties, governmental fees and charges of whatever kind (including any interest, penalties or additions to the tax imposed in connection therewith or with respect thereto), including, without limitation, taxes imposed on, or measured by, income, franchise, profits, gross income or gross receipts, and also ad valorem, value added, sales, use, service, real or personal property, capital stock, stock transfer, license, payroll, withholding, employment, social security, workers’ compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premium, windfall profits, environmental, transfer and gains taxes and customs duties.

“Trade Secrets” means confidential and proprietary information, trade secrets and know-how, including, but not limited to, processes, schematics, databases, formulae, drawings, prototypes, models, designs and customer lists.

“Transaction Documents” means this Agreement, the Notes, the Registration Rights Agreement and any other documents or agreements executed in connection with the transactions contemplated hereunder or thereunder.

“WIN” means WorldSpace International Network Inc., a British Virgin Islands company.

“WIN Merger” means the merger of WIN with and into WSI-Maryland, pursuant to the WIN Merger Agreement.

“WIN Merger Agreement” means the Agreement of Merger, dated December 30, 2004, between WIN and WSI-Maryland, a true, correct and complete copy of which is attached hereto as Exhibit K.

“WorldSpace Parties” has the meaning set forth in the Preamble.

“WSI-Delaware” has the meaning set forth in the Preamble.

“WSI-Maryland” has the meaning set forth in the Preamble.

“Yenura” means Yenura Pte. Ltd., a private company limited by shares organized under the laws of the Republic of Singapore.

ARTICLE II

Purchase and Sale of the Notes

Section 2.1 Purchase and Sale of the Notes.

(a) Subject to the satisfaction (or waiver) of the conditions set forth in Article V and Article VI below, the Company shall issue and sell to each Investor, and each Investor severally, but not jointly, agrees to purchase from the Company on the Closing Date, the principal amount of Notes as is set forth opposite such Investor’s name in column (3) on the Schedule of Investors (the “Closing”).

(b) Closing. The date and time of the Closing (the “Closing Date”) shall be 12:00 p.m., New York City time, on December 30, 2004 (or such later date as is mutually agreed to by the Company and each Investor) after notification of satisfaction (or waiver) of the conditions to the Closing set forth in Article V and Article VI below, at the offices of Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York 10022.

(c) Purchase Price. The aggregate purchase price for the Notes to be purchased by each Investor at the Closing (the “Purchase Price”) shall be the amount set forth opposite such Investor’s name in column (4) of the Schedule of Investors. Each Investor shall pay $1.00 for each $1.00 of principal amount of Notes to be purchased by such Investor at the Closing.

Section 2.2 Form of Payment. On the Closing Date, (i) each Investor shall pay its Purchase Price to the Company for the Notes to be issued and sold to such Investor at the Closing, by wire transfer of immediately available funds in accordance with the Company’s written wire instructions provided by the Company at least two Business Days prior to the Closing Date, and (ii) the Company shall deliver to each Investor the Notes (in the principal amounts as such Investor shall request as set forth in the Schedule of Investors) which such Investor is then purchasing, duly executed on behalf of the Company and registered in the name of such Investor or its designee.

ARTICLE III

Representations and Warranties of the WorldSpace Parties

The WorldSpace Parties, jointly and severally, represent and warrant to each of the Investors as follows:

Section 3.1 Organization and Standing. The Company and each of its Subsidiaries are corporations, limited liability companies or limited partnerships duly organized and validly existing in good standing under the laws of the jurisdiction in which they are incorporated or formed, and have the requisite corporate, limited liability company or limited partnership power and authority, as applicable, to own their assets and properties and to carry on their business as presently being conducted and as presently proposed to be conducted. Each of the Company and its Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect.

Section 3.2 Capitalization.

(a) As of the date hereof, (i) the authorized capital stock of WSI-Maryland consists of (1) 20,000,000 shares of common stock, par value $.01 per share, of which 9,255,789 shares are issued and outstanding and 6,526,242 shares are reserved for issuance pursuant to Company stock options and (2) 5,000,000 shares of Class A preferred stock, par value $.01 per share, of which as of the date hereof none are issued and outstanding or reserved for issuance and (ii) the authorized capital stock of WSI-Delaware consists of 200,000,000 shares of Common Stock, of which none are issued and outstanding or reserved for issuance.

(b) As of the Closing Date, but immediately prior to the Closing, after giving effect to (1) the transactions contemplated by the Restructuring Documents, (2) the WIN Merger and (3) the Merger, the authorized capital stock of the Company will consist of (i) 100,000,000 shares of Common Stock, of which 4,475,789 shares shall be issued and outstanding, 20,657,663 shares shall be reserved for issuance pursuant to Company stock options and the Company’s restricted stock plan, 18,343,423 shares shall be reserved for issuance pursuant to the conversion of the Notes and 430,000 shares shall be reserved for issuance pursuant to warrants exercisable for shares of Common Stock (ii) 75,000,000 shares of Class B Shares, of which 32,662,308 shares shall be issued and outstanding and 12,540,763 shares shall be reserved for issuance pursuant to Company stock options, and (iii) 25,000,000 shares of preferred stock, par value $.01 per share, of which as of such date none shall be issued and outstanding or reserved for issuance.

(c) Immediately prior to the Closing, a number of shares of Common Stock shall have been duly authorized and reserved for issuance which equals 120% of the maximum number of shares Common Stock issuable upon conversion of all of the Notes.

(d) The outstanding shares of capital stock of the WorldSpace Parties are duly authorized, validly issued, fully paid and non-assessable and are not subject to any preemptive or subscription rights. All capital stock of each of the WorldSpace Parties has been issued in compliance with all applicable federal and state securities laws.

(e) All of the Securities, when issued and delivered in accordance with the Transaction Documents, will be free and clear of any Liens, taxes and other charges and each of the Investors will have good title thereto.

(f) Except as set forth on Schedule 3.2(f), there are no outstanding warrants, options, rights, calls, other securities, agreements, subscriptions or other commitments, arrangements or undertakings pursuant to which the Company may become obligated to issue, deliver or sell, or cause to be issued, delivered or sold, any capital stock or other securities of the Company or to issue, grant, extend or enter into any such warrant, option, right, security, agreement, subscription or other commitment, arrangement or undertaking. There are no outstanding options, rights, calls, other securities, agreements, or other commitments, arrangements or undertakings pursuant to which the Company or its Subsidiaries are or may become obligated to redeem, repurchase or otherwise acquire or retire any capital stock or other securities of the Company or its Subsidiaries, respectively.

(g) Set forth on Schedule 3.2(g) is a true, correct and complete list of the record holders of shares of capital stock of the Company and each of its Material Subsidiaries as of the date hereof and as of the Closing Date after giving effect to (i) the transactions contemplated by the Restructuring Documents, (ii) the WIN Merger and (iii) the Merger. As of the date specified therein, such holders own of record all the outstanding capital stock of the Company, each of them so owning the number of shares set forth opposite such holder’s name on Schedule 3.2(g), and in the case of shares held by the Management Stockholders, free and clear of all Liens or any other restriction on the right to vote, sell or otherwise dispose of such capital stock, other than those arising under applicable securities laws. Except as set forth on Schedule 3.2(g), there are no bonds, debentures, notes or other indebtedness or securities of the Company having the right to vote (or convertible into, or exercisable or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote. Set forth on Schedule 3.2(g) is a true, correct and complete list (except as otherwise noted on such schedule) of the record holders of options and warrants exercisable for shares of capital stock of each of the WorldSpace Parties as of the date hereof and after giving effect to (i) the transactions contemplated by the Restructuring Documents, (ii) the WIN Merger and (iii) the Merger.

(h) Other than the rights granted in the Registration Rights Agreement and except as set forth in Schedule 3.2(h), there are no outstanding contractual rights which permit the holder thereof to cause the Company to file a registration statement under the Securities Act or which permit the holder thereof to include securities of the Company or any of its Subsidiaries in a registration statement filed by the Company or any of its Subsidiaries under the Securities Act, and there are no outstanding agreements or other commitments which otherwise relate to the registration of any securities of the Company under the Securities Act.

(i) Assuming that the representations and warranties of the Investors set forth in Sections 4.2 and Section 4.3 are true and correct, the offer, sale and issuance of the Securities as contemplated by this Agreement are exempt from the registration requirements of the Securities Act, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption. The Company is not required to make or obtain any filings, registrations, qualifications, notifications or consents or approvals of or with any Governmental Authority (including, without limitation, under the Securities Act, the Exchange Act and the Investment Company Act) in connection therewith except under state securities or “blue sky” laws, which, if required, have been made or obtained prior to the Closing.

(j) Other than with respect to distributions as set forth in the Certificate of Incorporation, all other rights, such as voting powers, designations, preferences, rights and qualifications, limitations or restrictions of the Class B Shares issued pursuant to the Agreement of Merger and the Restructuring Documents are identical to that of the Common Stock.

Section 3.3 Subsidiaries. A complete list of the Subsidiaries of the Company and their Subsidiaries (together with the capitalization of such entities) is set forth on Schedule 3.3. Neither the Company nor any of its Subsidiaries is a participant in any joint venture, partnership or similar arrangement other than as set forth on Schedule 3.3. The Company owns, directly or indirectly, 100% of each of its Subsidiaries, other than PT WorldSpace Indonesia in which the Company indirectly owns 75% of the outstanding common stock. Set forth on Schedule 3.3 is a true, correct and complete list of the record holders of shares of capital stock of each of the Company’s Subsidiaries as of the date hereof and after giving effect to the transactions contemplated by the Merger, the WIN Merger and the Restructuring Documents. Such holders own of record and beneficially all the outstanding capital stock of the Company’s Subsidiaries, each of them so owning the number of shares set forth opposite such holder’s name on Schedule 3.3, and in the case of shares held by the Company or any of its Subsidiaries, free and clear of all Liens or any other restriction on the right to vote, sell or otherwise dispose of such capital stock. Except as set forth on Schedule 3.3, there are no bonds, debentures, notes or other indebtedness or securities of the Company or its Subsidiaries having the right to vote (or convertible into, or exchangeable or exercisable for, securities having the right to vote) on any matters on which stockholders of the Subsidiaries of the Company or their respective Subsidiaries may vote. Schedule 3.3 sets forth all of the Company’s Dormant Subsidiaries.

Section 3.4 Authority; Valid and Binding Agreements.

(a) Each of the Company and its Subsidiaries has all requisite corporate, limited liability company or limited partnership power and authority, as applicable, to (i) own, lease, operate and encumber its properties and assets, and to carry on its respective business as presently conducted and as presently proposed to be conducted, (ii) execute and deliver each of the Transaction Documents to which it is a party, (iii) issue and sell the Securities, (iv) issue the Conversion Shares upon conversion of the Notes and (v) consummate the other transactions contemplated hereby and thereby. The execution, delivery and performance by the Company of the Transaction Documents and the filing of all documents, certificates and instruments to be executed by the Company in connection therewith and the authorization, issuance (or reservation for issuance, as the case may be), sale and delivery of the Securities have been duly authorized by all requisite corporate action on the part of the Company, the Board and the Company’s stockholders. The Transaction Documents, when duly executed and delivered by the Company, will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles whether in a proceeding in equity or at law.

(b) The Stonehouse Restructuring Agreement has been duly and validly authorized, has been duly and validly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles whether in a proceeding in equity or at law. The Stonehouse Royalty Agreement has been duly and validly authorized by the Company and has been duly and validly executed by the Company and upon release pursuant to the terms of the Escrow Agreement shall be duly and validly delivered by the Company and shall constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles whether in a proceeding in equity or at law. All representations and warranties made by the Company and its Subsidiaries in the Stonehouse Restructuring Agreement and the Stonehouse Royalty Agreement are true, correct and complete in all material respects thereof. As of the Closing Date, the Company and each of its Subsidiaries shall have performed all of its obligations required under the Stonehouse Restructuring Agreement (other than as contemplated by this Agreement) and the Stonehouse Royalty Agreement and shall not be in breach of, or in default in the performance or observance of, any material obligation, term, covenant or condition contained therein. Prior to the date hereof, each Investor has been provided with true, correct and complete copies of each of the Stonehouse Restructuring Agreement and the Stonehouse Royalty Agreement, and all exhibits and schedules thereto.

(c) The Restructuring Documents have been duly and validly authorized, have been duly and validly executed and delivered by the WorldSpace Parties and constitute the legal, valid and binding obligation of the WorldSpace Parties, enforceable against the WorldSpace Parties in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles whether in a proceeding in equity or at law. All representations and warranties made by the WorldSpace Parties and their Subsidiaries in the Restructuring Documents are true, correct and complete in all material respects. As of the Closing Date, the WorldSpace Parties and each of their Subsidiaries shall have performed all of their obligations required under the Restructuring Documents. Prior to the date hereof, each Investor has been provided with a true, correct and complete copies of each of the Restructuring Documents.

Section 3.5 Stonehouse Restructuring Agreement. As of the Closing Date, each Condition Precedent (as defined in the Stonehouse Restructuring Agreement) to the effectiveness of the Restructuring (as defined in the Stonehouse Restructuring Agreement) under the Stonehouse Restructuring Agreement shall have been satisfied or waived other than the Condition Precedent contained in Section 3.01(c) of the Stonehouse Restructuring Agreement. Upon the Closing, the Condition Precedent contained in Section 3.01(c) of the Stonehouse Restructuring Agreement shall be satisfied and the Restructuring shall be effective with the result being that each of the Company and the Subsidiaries will be unconditionally and irrevocably released from all obligations and liabilities under the Stonehouse Loan Agreement and Stonehouse and all Indebtedness of the Company and the Subsidiaries outstanding under the Stonehouse Loan Agreement will be deemed to have been irrevocably discharged and satisfied.

Section 3.6 Valid Issuance. The Notes, when issued, sold and delivered in accordance with the terms of this Agreement, will be duly and validly issued, fully paid, and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under the Transaction Documents and under applicable state and federal securities laws, and will not have been issued in violation of, and will not be subject to, any preemptive or subscription rights and will not result in the antidilution provisions of any security of the Company becoming applicable. The Conversion Shares have been duly authorized and validly reserved for issuance and, upon issuance, will be duly and validly issued, fully paid and nonassessable, free of restrictions on transfer other than restrictions on transfer under the Transaction Documents and under applicable state and federal securities laws, and will not have been issued in violation of, and will not be subject to, any preemptive or subscription rights and will not result in the antidilution provisions of any security of the Company becoming applicable.

Section 3.7 No General Solicitation; Placement Agent’s Fees. Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Securities. Except as set forth in Schedule 3.7, no agent, broker, investment banker, Person or firm acting on behalf of the Company or any Affiliate of the Company or any stockholder (direct or indirect) of the Company or under the authority of the Company is or will be entitled to any broker’s or finder’s fee or any other commission or similar fee directly or indirectly from any of the parties hereto in connection with any of the transactions contemplated hereby, other than UBS Investment Bank.

Section 3.8 Conflicts; Consents. The execution and delivery by the Company of the Transaction Documents and the consummation of the transactions contemplated hereby and thereby (including, without limitation, the issuance and sale of the Securities) and compliance with the terms hereof and thereof will not result in the creation or imposition of any

Lien of any nature whatsoever upon any of the properties or assets of the Company or its Subsidiaries, or breach, conflict with, or result in any violation of or default (with or without notice or lapse of time or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of any benefit under and, in the case of clauses (i) and (iii), except as would not have a Material Adverse Effect, (i) any loan or credit agreement, note, bond, mortgage, indenture, lease, deed of trust, agreement, contract, commitment, license (including, without limitation, the Communication Licenses), franchise, permit, understanding, instrument (including without limitation, the Stonehouse Restructuring Agreement, the Stonehouse Royalty Agreement and the Restructuring Documents), or obligation or other arrangement to which the Company or any its Subsidiaries is a party or by which the Company, any of its Subsidiaries or any of their properties or assets may be bound or affected, (ii) any certificate of incorporation, certificate of formation, any certificate of designation or other constitutive, organizational or governing documents of the Company or any of its Subsidiaries, any capital stock of the Company or any of its Subsidiaries or bylaws of the Company or any of its Subsidiaries or (iii) any Legal Requirement applicable to the Company, any of its Subsidiaries or any of their respective properties or assets. No consent, approval, order, license, permit or authorization of, or notification, registration, declaration or filing with, any Governmental Authority or any other Person is required to be obtained or made by or with respect to the Company or any of its Subsidiaries in connection with the execution, delivery and performance by the Company of any of the Transaction Documents, the issuance and sale of the Securities, or the consummation of the transactions contemplated hereby or thereby except under state securities or “blue sky” laws, which if required, have been issued or obtained prior to the date hereof.

Section 3.9 Application of Takeover Protections; Rights Agreement. The Company and the Board have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate of Incorporation or the laws of the jurisdiction of its formation or otherwise which is or could become applicable to any Investor as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Securities and any Investor’s ownership of the Securities. The Company has not adopted a stockholder rights plan relating to accumulations of beneficial ownership of capital stock (including Common Stock) or a change in control of the Company which will apply to any of the Investors.

Section 3.10 Financial Information. The Company has furnished to each Investor true, complete and correct copies of (i) the unaudited, consolidated balance sheets of the Company and related consolidated statements of operations, as at and for the nine months ended September 30, 2004 (the “Interim Financials”) and (ii) the audited, consolidated balance sheet, statement of operations and stockholders’ equity and cash flows as of and for the years ended December 31, 2003 and 2002 (the “Audited Financials”, and together with the Interim Financials, the “Financials”), which are attached hereto as Schedule 3.10(a). The Financials are in accordance with the books and records of the Company and have been prepared in conformity with GAAP and fairly present the consolidated financial condition, results of operations and cash flows of the Company at or for the respective periods then ended subject, in the case of the Interim Financials, to normal year-end adjustments. The forecasts and projections previously delivered to the Investors by the Company and attached hereto as Schedule 3.10(b) have been prepared in good faith and on the basis of assumptions that are fair and reasonable in light of current and reasonably foreseeable circumstances.

Section 3.11 Solvency. The Company has not taken any steps to seek protection pursuant to any bankruptcy law nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. After giving effect to the transactions contemplated by the Stonehouse Restructuring Agreement, the Restructuring Documents and the transactions contemplated hereby and the other Transaction Documents, the Company will not be Insolvent.

Section 3.12 Internal Accounting Controls. The Company and its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences, except, in each case, where the failure to maintain such systems of internal accounting controls would not have a Material Adverse Effect.

Section 3.13 Independent Accountants. Grant Thornton LLP, who have certified the Audited Financials, are independent public accountants within the meaning of the Securities Act.

Section 3.14 Undisclosed Liabilities. Except as set forth in Schedule 3.14 and the Audited Financials, neither the Company nor any of its Subsidiaries has or, as a result of the transactions contemplated in the Transaction Documents, will have, any liabilities or obligations of any nature (whether accrued, absolute, contingent, unasserted or otherwise and whether due or to become due) except for liabilities and obligations incurred in the ordinary course of business consistent with past practice which, individually or in the aggregate, do not exceed $500,000. The reserves, if any, established by the Company or the lack of reserves, if applicable, are reasonable based upon facts and circumstances known by the Company on the date hereof and there are no loss contingencies that are required to be accrued by Statement of Financial Accounting Standard No. 5 of the Financial Accounting Standards Board which are not provided for on the balance sheet of the Company and its Subsidiaries as of December 31, 2003, which is included in the Audited Financials.

Section 3.15 Taxes. Each of the Company and its Subsidiaries has filed or caused to be filed in a timely manner (within any applicable extension periods) and in the appropriate jurisdictions all material Returns required to be filed with a Governmental Authority responsible for the imposition of a Tax and such Returns are true, correct and complete in all material respects. Each of the Company and its Subsidiaries has paid all material Taxes and other assessments due from and payable by the Company and its Subsidiaries on or prior to the date hereof on a timely basis except as to those set forth in Schedule 3.15(a). The charges, accruals, and reserves for Taxes with respect to the Company and its Subsidiaries as reflected in the Financials are adequate to cover Tax liabilities of the Company and its Subsidiaries accruing throughout the date thereof. Except as set forth in Schedule 3.15(b), no known Liens have been filed and no claims are being asserted by or against the Company or any of its Subsidiaries with respect to any Taxes (other than Liens for Taxes not yet due and payable). Neither the Company nor any of its Subsidiaries has elected pursuant to the Code to be treated as an S corporation or a collapsible corporation pursuant to Section 1362(a) or Section 341(f) of the Code, or has made any other elections pursuant to the Code (other than elections that relate solely to entity classification, methods of accounting, depreciation, or amortization) that would have a material effect on the business, properties, prospects, or financial condition of the Company and its Subsidiaries, individually or in the aggregate. Except as set forth in schedule 3.15(a), each of the Company and its Subsidiaries has complied in all material respects with all applicable Legal Requirements relating to the payment and withholding of Taxes (including withholding and reporting requirements under Sections 1441 through 1464, 3401 through 3406, and 6041 and 6049 of the Code and similar provisions under any other applicable Legal Requirements) and, within the time and in the manner prescribed by law, has withheld from wages, fees and other payments and paid over to the proper governmental or regulatory authorities all amounts required. Except as set forth in Schedule 3.15(a), neither the Company nor any of its Subsidiaries has received notice of assessment or proposed assessment of any Taxes claimed to be owed by it or any other Person on its behalf. Except as set forth in Schedule 3.15(a), no Returns filed by or on behalf of the Company or any of its Subsidiaries with respect to Taxes are currently being audited or examined. Except as set forth in Schedule 3.15(a), neither the Company nor any of its Subsidiaries has received notice of any such audit or examination. Except as set forth in Schedule 3.15(a), no issue has been raised by any taxing authority with respect to the Company or any of its Subsidiaries in any audit or examination which, by application of similar principles, could reasonably be expected to result in a proposed material adjustment to the liability for Taxes for any period not so examined. No claim has ever been made, or, to the knowledge of the Company, is threatened or pending, by any authority in a jurisdiction where the Company or any of its Subsidiaries, respectively, does not file Returns that the Company or any of its Subsidiaries is or may be subject to taxation by that jurisdiction, and neither the Company nor any of its Subsidiaries has received any notice or request for information from any such authority. Neither the Company nor any of its Subsidiaries has been a member of an affiliated group (as defined in Section 1504(a) of the Code) or filed or been included in a combined, consolidated or unitary income tax return other than the affiliated group of which the Company is currently the common parent. Neither the Company nor any of its Subsidiaries is required to include in income any adjustment pursuant to Section 481(a) of the Code by reason of a voluntary change in accounting methods initiated by the Company or any of its Subsidiaries, and no Governmental Authority has proposed an adjustment or change in accounting method. All transactions or methods of accounting that could give rise to a substantial understatement of federal income tax as described in Section 6662(d)(2)(B)(i) of the Code have been adequately disclosed on the Company’s and its Subsidiaries’ federal income tax returns in accordance with Section 6662(d)(2)(B) of the Code. Neither the Company nor any of its Subsidiaries is a party to any Tax sharing or Tax indemnity agreement or any other agreement of a similar nature that remains in effect. Neither the Company nor any of its Subsidiaries has consented to any waiver of the statute of limitations for the assessment of any Taxes or has requested any extension of time for the payment of any Taxes. Neither the Company nor any of its Subsidiaries has ever held a material beneficial interest in any other Person, other than those listed in Schedule 3.15(c). Neither the Company nor any of its Subsidiaries has made an election to be taxed as an “S corporation” under Subchapter S of the Code or any comparable provision of local, state or foreign law. Neither the Company nor any of its Subsidiaries is obligated to make, nor as a result of any event connected with the transactions contemplated by this Agreement will become obligated to make, any payment that would not be deductible under Section 280G of the Code. Neither the Company nor any Subsidiary of the Company is a PFIC, and the Company does not anticipate that the Company or any additional foreign Subsidiary will become a PFIC in the foreseeable future.

Section 3.16 Assets Other than Real Property. Except as set forth in Schedule 3.16, each of the Company and its Subsidiaries has good and valid title to, or a valid leasehold interest in, as applicable, all of its properties and assets reflected in the Audited Financials or acquired after the date thereof, free and clear of all Liens except (i) Permitted Liens, (ii) statutory liens for the payment of current taxes that are not yet delinquent and which do not affect the properties or assets of the Company or any of its Subsidiaries in any material respect and (iii) such as have been disposed of in the ordinary course of business . All tangible personal property owned by the Company and its Subsidiaries has been maintained in good operating condition and repair, except (x) for ordinary wear and tear, and (y) where such failure would not have a Material Adverse Effect. All assets leased by the Company or any of its Subsidiaries are in the condition required by the terms of the lease applicable thereto during the term of such lease and upon the expiration thereof. Such assets, together with the assets listed on Schedule 3.17 and Schedule 3.18, constitute all of the material properties, interests, assets and rights held for use or used in connection with the business and operations of the Company and its Subsidiaries and constitute all those necessary to continue to operate the business of the Company and its Subsidiaries consistent with current and historical practice and as presently contemplated to be conducted. Except as indicated in the preceding sentence, this Section 3.16 does not relate to the real property or Intellectual Property of the Company or its Subsidiaries; such items are covered under Section 3.17 and Section 3.18, respectively.

Section 3.17 Real Property. Schedule 3.17 sets forth a complete list of all real property and interests in real property leased by the Company as of the date hereof. The Company does not and has not owned any real property at any time. The Company has good and valid leasehold interest in all real property and interests in real property shown on Schedule 3.17 to be leased by it free and clear of all Liens except where such Liens would not have a Material Adverse Effect. Except as set forth on Schedule 3.17, there exists no default, or any event which upon notice or the passage of time, or both, would give rise to any default, in the performance of the Company or by any lessor under any such lease, nor, to the knowledge of the Company, is the landlord of any such lease in default except where any such default would not have a Material Adverse Effect.

Section 3.18 Intellectual Property and Related Matters.

(a) Schedule 3.18(a) sets forth a true and complete list of all (i) Registered or otherwise material Owned Intellectual Property and (ii) Licensed Intellectual Property.

(b) Except to the extent as would not have a Material Adverse Effect, all Owned Intellectual Property is valid, subsisting and enforceable, is not subject to any outstanding order, judgment or decree restricting its use or adversely affecting the Company’s or its Subsidiaries’ rights thereto. To the knowledge of the Company, all Licensed Intellectual Property is valid, subsisting and enforceable, and is not subject to any outstanding order, judgment or decree restricting its use or adversely affecting or reflecting the Company’s or its Subsidiaries’ rights thereto.

(c) To the knowledge of the Company, neither the Company nor any of its Subsidiaries is violating or has violated any Intellectual Property rights. Except as set forth in Schedule 3.18(c), there are no suits, actions, reissues, reexaminations, public protests, interferences, arbitrations, mediations, oppositions, cancellations, Internet domain name dispute resolutions or other proceedings (collectively, “Suits”) pending, decided, threatened or asserted concerning any claim or position that the Company or any of its indemnitees have violated any Intellectual Property rights.

(d) There are no Suits or claims pending, decided, threatened or asserted concerning the Owned Intellectual Property, and, to the knowledge of the Company, no valid basis for any such Suits or claims exists. Except as set forth on Schedule 3.18(d), to the knowledge of the Company, there are no Suits or claims pending, decided, threatened or asserted concerning the Licensed Intellectual Property or the right of the Company or any Subsidiary to use the Licensed Intellectual Property, and no valid basis for any such Suits or claims exists.

(e) The Company and its Subsidiaries own or otherwise hold valid rights to use all Business Intellectual Property used or contemplated to be used in the operation of the Business as currently conducted and as currently contemplated to be conducted in the future, except as such failure would not have a Material Adverse Effect. All such rights are free of all Liens and, except as set forth in Schedule 3.18(e), are fully assignable by the Company and its Subsidiaries to any Person, without payment, consent of any Person or other condition or restriction. The completion of the transactions contemplated by this Agreement will not alter or impair the ownership or right of the Company or any Subsidiary to use any of the Business Intellectual Property. The Business Intellectual Property constitutes all material Intellectual Property, Computer Software, Computer Hardware and Data that is used in, contemplated to be used in, or necessary for the conduct of the Business as currently conducted and as currently contemplated to be conducted in the future. To the knowledge of the Company, no Person is violating any Business Intellectual Property.

(f) The Company and its Subsidiaries have timely made all filings and payments with the appropriate foreign and domestic agencies required to maintain in subsistence all Registered Owned Intellectual Property, except where any failure to make such payments or filings would not have a Material Adverse Effect. All documentation necessary to confirm and effect the Company’s and its Subsidiaries’ ownership of the Owned Intellectual Property, if acquired from other Persons, has been recorded in the United States Patent and Trademark Office, the United States Copyright Office and other official offices.

(g) No Person other than the Company and its Subsidiaries has any ownership interest in, or a right to receive a royalty or similar payment with respect to, any of the

Owned Intellectual Property. Except as set forth in Schedule 3.18(g), neither the Company nor any of its Subsidiaries has granted any options, licenses, assignments or agreements of any kind relating to (i) ownership of rights in Owned Intellectual Property; or (ii) the marketing or distribution of Owned Intellectual Property.

(h) Neither the Company nor any of its Subsidiaries has entered into any agreement to indemnify any other Person against any charge of infringement of any third party Intellectual Property, except for customary infringement indemnities agreed to in the ordinary course of business and included as part of the Company’s or its Subsidiaries’ contracts for the license or sale of products or services. Neither the Company nor any of its Subsidiaries has entered into any agreement granting any third party the right to bring infringement actions or otherwise to enforce rights with respect to the Intellectual Property of the Company or its Subsidiaries.

(i) All inventors, including current or former employees of the Company and its Subsidiaries, are appropriately named as inventors on any issued patent or pending patent application listed in Schedule 3.18(a) as being owned by the Company or its Subsidiaries, as applicable. Notwithstanding the foregoing, all such inventors have assigned their right, title and interest in such issued patents or patent applications to the Company or its Subsidiaries, as the case may be, or their predecessors in interest to such patents or patent applications, except where the failure to so assign would not have a Material Adverse Effect. All of the patents and pending patent applications listed in Schedule 3.18(a) as being owned by the Company or its Subsidiaries are currently in compliance with formal legal requirements (including payment of filing, examination and maintenance fees and proofs of working or use), and the Company is not aware of anything which would render any claim of such patents or pending patent applications invalid, unallowable, or unenforceable, and they are not subject to any maintenance fees or taxes or actions falling due within ninety days after the date of Closing. The Company is further not aware of any prior art material to the patentability of the inventions claimed in any patents and pending patent applications listed in Schedule 3.18(a) as being owned by the Company or its Subsidiaries that was, or has not been, disclosed to the U.S. Patent Office. For each patent, pending patent application, and disclosure listed in Schedule 3.18(a) as being owned by the Company or its Subsidiaries, each of the Company and its Subsidiaries has complied with any applicable contractual obligations, laws, rules, or regulations, regarding inventions conceived or reduced to practice under a grant or other support from an agency or entity of the U.S. government, in whole or in part, including without limitation any requirements to elect to retain title to any federally funded invention except where the failure to so comply would not have a Material Adverse Effect.

(j) Except as set forth on Schedule 3.18(j), each former and current employee, officer and consultant of the Company and its Subsidiaries has executed and delivered to the Company or a Subsidiary of the Company an agreement providing for the assignment to and ownership by the Company or a Subsidiary of the Company, as applicable, of all inventions and work product produced by such Person while in the employ of the Company or any of its Subsidiaries. Except as set forth on Schedule 3.18(j), no former or current employee, officer or consultant of the Company or any of its Subsidiaries has excluded works or inventions made prior to his or her employment with the Company or a Subsidiary of the Company from an assignment of inventions agreement entered into with the Company or any of its Subsidiaries.

The Company is not aware that any employees of the Company or any of its Subsidiaries is obligated under any Contract, or subject to any judgment, decree or order of any court or administrative agency, that would conflict with the Business.

(k) The Company believes that it does not, and that it will not be necessary to, utilize any inventions of any of the Company’s or its Subsidiaries’ employees, officers or consultants (or people they currently intend to hire or engage) created prior to their employment by the Company or any of its Subsidiaries. The Company has no knowledge of any violation, or any claim of any violation, by any of the Company’s or its Subsidiaries’ employees, officers or consultants of any non-disclosure, non-competition, non-solicitation, assignment of inventions or similar agreements or obligations that such employee or consultant has with either the Company, any of its Subsidiaries or any third party, and the Company will use commercially reasonable efforts to prevent any such violation. The Company has not received any notice alleging that any such violation has occurred.

(l) The Company has taken all reasonable measures to protect the secrecy, confidentiality and value of all Trade Secrets used in the Business (collectively, “Business Trade Secrets”), including, but not limited to, entering into appropriate confidentiality agreements with all officers, directors, employees, and other Persons with access to the Business Trade Secrets. None of the Business Trade Secrets has, to the knowledge of the Company, been disclosed or has been authorized to be disclosed to any Person other than to employees or agents of the Company or its Subsidiaries for use in connection with the Business or pursuant to a confidentiality or non-disclosure agreement that reasonably protects the interests of the Company and its Subsidiaries in and to such matters. To the knowledge of the Company, no unauthorized disclosure of any Business Trade Secrets has been made.

(m) The Company and its Subsidiaries have a policy of requiring all employees, agents, consultants or contractors who have contributed to or participated in the creation, development, improvement or modification of Business Intellectual Property to assign all of their rights therein to the Company or its Subsidiaries, as applicable. Except as set forth in Schedule 3.18(m), to the knowledge of the Company, no Person (other than the Company or a Subsidiary of the Company) has any reasonable basis for claiming any right, title or interest in and to any such Business Intellectual Property.

(n) Schedule 3.18(n) sets forth a true and complete list of all (i) Computer Hardware that is used or held for use in the Business; and (ii) Computer Software that is used or held for use in the Business other than Computer Hardware and Computer Software used in the Company’s satellites.

(o) Other than those errors and defects inherent in Computer Hardware that are generally known within the information technology industry, the Computer Hardware that is used in or held for use in the Business is in good working condition (normal wear and tear excepted). There has not been any malfunction with respect to such Computer Hardware since January 1, 2002 that has not been remedied or replaced in all material respects.

(p) All Computer Software that is used in or held for use in the Business is in machine readable form and is in good working condition (normal wear and tear excepted). To the knowledge of the Company, such Computer Software (i) contains no Disabling Devices; and (ii) other than those errors and defects inherent in Computer Software that are generally known within the information technology industry, has not suffered from any material and recurring malfunctions since January 1, 2002 that has not been remedied in all material respects.

(q) Except as set forth on Schedule 3.18(q), there are no Suits or claims that are pending or have been decided, or that have been threatened or asserted by or against the Company or any of its Subsidiaries, concerning any Computer Software, Computer Hardware or Data that is used in or held for use in the Business, and, to the knowledge of the Company, there is no valid basis for any such Suits or claims.

(r) All Data that is used in or held for use in the Business does not infringe or violate the rights of any Person or otherwise violate any law or regulation.

Section 3.19 Compliance with Applicable Laws.

(a) Each of the Company and its Subsidiaries are in compliance with all applicable Legal Requirements, including, without limitation, laws, statutes, codes, regulations, standards, guidelines, guidance documents, and directives or consents (including consent decrees and administrative orders) at any time in effect relating to the environment, hazardous materials and occupational safety and health and to the status of the Company or its Subsidiaries as a contractor with any Governmental Authority, except for such instances of noncompliance as would not, individually or in the aggregate, have a Material Adverse Effect. Except as set forth on Schedule 3.19(a), no investigation or review by any Governmental Authority with respect to the Company or its Subsidiaries is pending or, to the knowledge of the Company, threatened.

(b) There are no past or present events, conditions, circumstances, activities, practices, incidents, actions or plans which may interfere with or prevent compliance or continued compliance by the Company or its Subsidiaries with any laws or statutes, regulation, code, plan, order, guidance documents, directives or consents (including consent decrees and administrative orders), judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, relating to pollution or protection of the environment or, to the knowledge of the Company, which may give rise to any common law or legal liability of the Company or its Subsidiaries including liability under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. §§ 9601 et seq., as amended, or similar federal, state, county, municipal, or local laws, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, notice of violation, study or investigation against or affecting the Company or its Subsidiaries, based on or related to the generation, manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge, release or threatened release into the environment of any pollutant, contaminant, chemical, or industrial, toxic or hazardous substance or waste (“Hazardous Substance”).

(c) There has been no release, discharge, deposit, disposal or contamination of or by a Hazardous Substance caused by the Company or any of its Subsidiaries or any person or entity lawfully acting by or through the Company or any of its Subsidiaries on, under or contiguous to any property owned or leased by the Company or any of its Subsidiaries, and to the knowledge of the Company, none of such properties has been used at any time as a landfill, storage, or waste disposal site.

(d) To the knowledge of the Company, no Hazardous Substance generated, manufactured, processed, used, treated, or stored by the Company, its Subsidiaries or any Person lawfully acting by or through the Company or its Subsidiaries has been disposed of or treated at any site or location, other than property leased or owned by the Company or its Subsidiaries, that was not authorized or licensed to receive such materials for disposal or treatment, or at any site or location for which the Company or any of its Subsidiaries has received a notice of potential liability or request for information, or at any site or location that has been placed or proposed to be placed on any cleanup list or is the subject of a claim, order or directive or consent (including consent decrees and administrative orders), request, settlement or other demand from any person or entity for removal, remedial, response, corrective action, abatement or cleanup.

Section 3.20 Communication Licenses. The Company and the Subsidiaries have filed with the FCC, the ACA, the ART and the ITU all reports, documents, instruments, information and applications required to be filed pursuant to the rules and regulations of the FCC, the ACA, the ART and the ITU, and have obtained all Communication Licenses which are required for the operation of the business of the Company and the Subsidiaries except where the failure to so file would not have a Material Adverse Effect. Except as would not have a Material Adverse Effect, such Communications Licenses are in full force and effect and, to the knowledge of the Company, there are no pending modification, amendment or revocation proceedings initiated by the FCC, the ACA, the ART and the ITU or any equivalent authority in any other jurisdiction in which the Company operates which, if determined against the Company, would have a Material Adverse Effect; to the knowledge of the Company, fees due and payable to domestic and foreign Governmental Authorities pursuant to the rules governing Communications Licenses held by the Company and its Subsidiaries, the nonpayment of which, with the giving of notice or the lapse of time or both would constitute grounds for revocation thereof, have been timely paid, except as would not have a Material Adverse Effect. Each of the Company and the Subsidiaries is in compliance with the terms of the Communications Licenses, as applicable, and there is no condition of which the Company or any of the Subsidiaries has received notice, nor, to the knowledge of the Company, is there any proceeding threatened, by any domestic or foreign governmental authority, which would cause the termination, suspension, cancellation or non-renewal of any of the Communications Licenses, or the imposition of a penalty or fine by any domestic or foreign Governmental Authority, except, in each case, as would not have a Material Adverse Effect; the Company and the Subsidiaries have all necessary consents, authorizations and approvals to utilize the Communication Licenses in the manner and for the purposes described in the Due Diligence Materials.

Section 3.21 Contracts. Schedule 3.21 contains a true, correct and complete list or description of all current written contracts, agreements, arrangements and other instruments (“Contracts”) to which the Company or any of its Subsidiaries is a party which: (a) relate to any Indebtedness of the Company or any of its Subsidiaries in excess of $250,000 individually, (b) relate to the employment or compensation of any director, officer or stockholder, or any employee, consultant, independent contractor or other agent of the Company or any of its

Subsidiaries or any Affiliate of such Person, or, to the knowledge of the Company, any Affiliate of such Person, receiving total compensation in excess of $100,000 in any given year, (c) relate to the sale or other disposition of any assets, properties or rights (other than the sale of inventory) of the Company, or relating to the sale or other disposition of any Subsidiary’s material assets, properties or rights (other than the sale of inventory of such Subsidiary), (d) relate to the distribution of the products or services of the Company excess of $250,000 in any given year of the products or services of any Subsidiary of the Company, (e) which restrict the ability of the Company or its Subsidiaries to do business in any geographic area or grant to any Person exclusive or similar rights in any line of business or in any geographic area, provisions restricting or affecting the development, manufacture or distribution of such products or services, or provisions restricting the ability of the Company’s or its Subsidiaries’ ability to solicit employees of another Person or restrict another Person’s ability to solicit the Company’s or its Subsidiaries’ employees, (f) are with any stockholder or, to the knowledge of the Company, any Affiliate of any stockholder, (g) contain any warranty by the Company or its Subsidiaries to any other Person with respect to any product or service offered by the Company (other than those offered in the ordinary course of business consistent with past practice), (h) are with any Governmental Authority, (i) contain provisions providing for indemnification by the Company or its Subsidiaries with respect to infringements of proprietary rights (other than indemnification obligations arising from purchase or sale agreements entered into in the ordinary course of business), (j) relate to the Business Intellectual Property, including but not limited to Contracts granting the Company or its Subsidiaries rights to use the Business Intellectual Property, consulting agreements related to the development of Business Intellectual Property, trademark coexistence agreements, trademark consent agreements and nonassertion agreements, or (k) are otherwise material to the business, results of operations, financial condition or prospects of the Company or its Subsidiaries. All Contracts are valid, binding and in full force and effect as to the Company and its Subsidiaries, and there is no default, or any event which upon notice or the passage of time, or both, would give rise to any material default, in the performance of the Company or its Subsidiaries nor, to the knowledge of the Company, in the performance of any other party to any such Contracts except where such default would not have a Material Adverse Effect. The Company has not entered into or is not planning to enter into any side letters, contracts or other agreements with any of the Investors other than the Transaction Documents. Neither the Company nor any of its Subsidiaries is currently a party to any oral contract of the nature that would require disclosure under this Section 3.21 if such oral contract were in writing.

Section 3.22 Litigation. Except as set forth on Schedule 3.22, there are no suits, actions, claims, arbitrations or other legal, administrative or regulatory proceedings or investigations, whether at law or in equity, or before or by any Governmental Authority, pending or, to the knowledge of the Company, threatened by or against or affecting the Company, its Subsidiaries or any of their respective properties or assets or any of the Company’s or the Company’s Subsidiaries’ officers or directors. The foregoing includes, without limitation, suits, actions, claims, arbitrations, proceedings or investigations pending or threatened involving the prior employment of any of the Company’s or its Subsidiaries employees, their use in connection with the business of the Company or its Subsidiaries of any information or techniques allegedly proprietary to such former employers or their obligations under any agreements with prior employers. There is no outstanding judgment, order, injunction or decree of any Governmental Authority or arbitrator against the Company, its Subsidiaries, or to the knowledge of the Company, against any of their properties, assets or business.

Section 3.23 Absence of Changes or Events. Since December 31, 2003, the business of the Company and its Subsidiaries has been conducted in the ordinary course consistent with past practice and there has not been any event, violation or other matter that could, individually or in the aggregate, have a Material Adverse Effect. Except as set forth on Schedule 3.23 and except as contemplated by the Restructuring Documents, the Stonehouse Restructuring Agreement, the Stonehouse Royalty Agreement and the Transaction Documents, since December 31, 2003, the business of the Company and its Subsidiaries has been conducted in the ordinary course consistent with past practice and there has not been:

(a) any obligation or liability (whether absolute, accrued, contingent or otherwise, and whether due or to become due) incurred by the Company or any of its Subsidiaries, in excess of $100,000 individually, other than obligations under customer contracts, current obligations and liabilities, in each case incurred in the ordinary course of business and consistent with past practice;

(b) any payment, discharge, satisfaction or settlement of any suit, action, claim, arbitration, proceeding or obligation of the Company or any of its Subsidiaries, except in the ordinary course of business and consistent with past practice;

(c) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of the Company or any of its Subsidiaries or any direct or indirect redemption, purchase or other acquisition of any such shares;

(d) any issuance or sale, or any contract entered into for the issuance or sale, of any shares of capital stock or securities convertible into or exercisable or exchangeable for shares of capital stock of the Company or any of its Subsidiaries;

(e) any sale, assignment, pledge, encumbrance, transfer or other disposition of any tangible asset of the Company or any of its Subsidiaries (other than sales or the licensing of its products to customers in the ordinary course of business consistent with past practice), or any sale, assignment, transfer or other disposition of any Intellectual Property (other than licensing of products of the Company or its Subsidiaries in the ordinary course of business and on a non-exclusive basis);

(f) any creation of any Lien on any property of the Company or any of its Subsidiaries except for Liens in existence on the date of this Agreement that are described on Schedules 3.15, 3.16, 3.17 or 3.18;

(g) any write-downs of the value of any asset of the Company or its Subsidiaries or any write-off as uncollectible of any accounts or notes receivable or any portion thereof except in the ordinary course of business and in a magnitude consistent with historical practice;

(h) any cancellation of any debts or claims or any material amendment, termination or waiver of any rights of the Company or its Subsidiaries;

(i) any capital expenditure or commitment or addition to property, plant or equipment of the Company or its Subsidiaries in excess of $100,000 individually or $200,000 in the aggregate;

(j) any material increase in the compensation of employees of the Company or its Subsidiaries (including any increase pursuant to any written bonus, pension, profit sharing or other benefit or compensation plan, policy or arrangement or commitment), or (ii) any increase in any such compensation or bonus payable to any officer, stockholder, director, consultant or agent of the Company or any of its Subsidiaries having an annual salary or remuneration in excess of $100,000;

(k) any damage, destruction or loss (whether or not covered by insurance) affecting any asset or property of the Company or any of its Subsidiaries resulting in liability or Loss in excess of $100,000;

(l) any change in the independent public accountants of the Company or its Subsidiaries or any material change in the accounting methods or accounting practices followed by the Company or its Subsidiaries, as applicable, or any material change in depreciation or amortization policies or rates;

(m) any resignation or termination of any officer, key employee or group of employees of the Company or any of its Subsidiaries;

(n) any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder; or

(o) any agreement, whether in writing or otherwise, to take any of the actions specified in the foregoing items (a) through (n).

Section 3.24 Certain Employee Matters.

(a) Except as set forth on Schedule 3.24(a), the employment of each officer and employee of the Company is terminable at the will of the Company. The Company and its Subsidiaries have complied in all material respects with all applicable laws relating to wages, hours, equal opportunity, collective bargaining, workers’ compensation insurance and the payment of social security and other taxes. The Company is not aware that any officer, key employee or group of employees intends to terminate his, her or their employment with the Company or its Subsidiaries, as the case may be, nor does the Company have a present intention, or know of a present intention of its Subsidiaries, to terminate the employment of any officer, key employee or group of employees. There are no pending or, to the knowledge of the Company, threatened employment discrimination charges or complaints against or involving the Company or its Subsidiaries before any federal, state, or local board, department, commission or agency, or unfair labor practice charges or complaints, disputes or grievances affecting the Company or its Subsidiaries.

(b) Since the Company’s inception, neither the Company nor its Subsidiaries has experienced any labor disputes, union organization attempts or work stoppage due to labor disagreements. There are no unfair labor practice charges or complaints against the

Company or its Subsidiaries pending, or to the knowledge of the Company, threatened before the National Labor Relations Board or any comparable state agency or authority. There are no written or oral contracts, commitments, agreements, understandings or other arrangements with any labor organization, nor work rules or practices agreed to with any labor organization or employee association, applicable to employees of the Company or any of its Subsidiaries, nor is the Company or its Subsidiaries a party to, or bound by, any collective bargaining or similar agreement; there is not, and since the Company’s inception there has not been, any representation of the employees of the Company or its Subsidiaries by any labor organization and, to the knowledge of the Company, there are no union organizing activities among the employees of the Company or its Subsidiaries, and to the knowledge of the Company, no question concerning representation has been raised or is threatened respecting the employees of the Company or its Subsidiaries.

Section 3.25 Benefit Plans.

(a) Schedule 3.25(a) contains a true, correct and complete list of each pension, retirement, savings, deferred compensation and profit-sharing plan and each stock option, stock appreciation, stock purchase, performance share, bonus or other incentive plan, severance plan, health, group insurance or other welfare plan, or other similar plan (whether written or otherwise) and any “employee benefit plan” within the meaning of Section 3(3) of ERISA, under which the Company has any current or future obligation or liability (including any potential, contingent or secondary liability under Title IV of ERISA) or under which any employee or former employee (or beneficiary of any employee or former employee) of the Company has or may have any current or future right to benefits (the term “plan” shall include any contract, agreement (including an employment or independent contractor agreement), policy or understanding, each such plan being hereinafter referred to in this Agreement individually as a “Benefit Plan”). The Company has delivered to each Investor true, correct and complete copies of (i) each Benefit Plan, including any amendments thereto, (ii) the summary plan description, if any, for each Benefit Plan, including any summaries of material modifications made since the most recent summary plan description, (iii) the latest annual report which has been filed with the IRS for each Benefit Plan required to file an annual report, (iv) the most recent IRS determination letter for each Benefit Plan that is a pension plan (as defined in ERISA) intended to be qualified under Section 401(a) of the Code, and (v) copies of any existing reports for the three most recent Benefit Plan years showing compliance with discrimination rules under Sections 401(a), 401(k), 401(m), 419, 419A, 505, 501(c)(9), 105(h), 125 or 129 of the Code applicable to such Benefit Plan. Each Benefit Plan intended to be tax qualified under Sections 401(a) and 501(a) of the Code (i) is and has been determined by the IRS to be tax qualified under Sections 401(a) and 501(a) of the Code and, since such determination, no amendment to or failure to amend any such Benefit Plan and no other event or circumstance has occurred that could reasonably be expected to adversely affect its tax qualified status, and (ii) has or will be submitted to the IRS for a determination that it continues to be tax qualified in accordance with GUST (as defined in Revenue Procedure 2001-55, 2001-49 I.R.B. 552 (Nov. 15, 2001)) before the end of the GUST remedial amendment period (as set forth in that same Revenue Procedure or subsequent guidance from the IRS). There have been no prohibited transactions within the meaning of Section 4975 of the Code or Section 406 of Title I of ERISA with respect to any Benefit Plan.

(b) There are no actions, claims, audits, lawsuits or arbitrations pending, or, to the knowledge of the Company, threatened, with respect to any Benefit Plan or the assets of any Benefit Plan. Except as set forth in Schedule 3.25(b), each Benefit Plan has been administered in all material respects in accordance with its terms and with all applicable Legal Requirements (including, without limitation, the Code and ERISA). There are no applications pending with the IRS or the United States Department of Labor under any voluntary compliance program regarding any Benefit Plan. Each of the Company and its Subsidiaries has satisfied all funding, compliance and reporting requirements for all Benefit Plans. With respect to each Benefit Plan, if applicable, each of the Company and its Subsidiaries has paid all contributions in accordance with the terms of the applicable Benefit Plan (including employee salary reduction contributions) and all insurance premiums that have become due and any such expense accrued but not yet due has been properly reflected in the Financials.

(c) The consummation of the transactions contemplated by this Agreement will not (1) entitle any employee or independent contractor of the Company or its Subsidiaries to severance pay or termination benefits, (2) accelerate the time of payment or vesting, or increase the amount of compensation due to any current or former employee or independent contractor of the Company or its Subsidiaries, (3) obligate the Company or any of its Affiliates to pay or otherwise be liable for any compensation, vacation days, pension contribution or other benefits to any current or former employee, consultant, agent or independent contractor of the Company or its Subsidiaries for periods before the Closing Date, (4) require assets to be set aside or other forms of security to be provided with respect to any liability under a Benefit Plan, or (5) result in any “parachute payment” (within the meaning of Section 280G of the Code) under any Benefit Plan.

(d) No Benefit Plan is subject to the provisions of Section 412 of the Code or Part 3 of Subtitle B of Title I of ERISA. No Benefit Plan is subject to Title IV of ERISA and no Benefit Plan is a “multiemployer plan” (within the meaning of Section 3(37) of ERISA). Since inception, neither the Company, its Subsidiaries, nor any business or entity treated as a single employer with the Company or its Subsidiaries for purposes of Title IV of ERISA contributed to or was obliged to contribute to a pension plan that was at any time subject to Title IV of ERISA.

(e) No Benefit Plan has provided, been required to provide, provides or is required to provide, at any time in the past, present, or future, health, medical, dental, accident, disability, death or survivor benefits to or in respect of any Person beyond termination of employment, except to the extent required under any state insurance law or under Part 6 of Subtitle B of Title I of ERISA and under Section 4980B of the Code. No Benefit Plan covers any individual that is not an employee of the Company or its Subsidiaries, other than spouses and dependents of employees under health and child care policies listed in Schedule 3.25(a), true and complete copies of which have been made available to each Investor.

(f) Each officer of the Company is currently devoting all of such officer’s business time to the conduct of the business of the Company. The Company is not aware of any officer or key employee of the Company or any of its Subsidiaries planning to work less than full time at the Company or its Subsidiaries in the future.

Section 3.26 Ranking of Notes. Except as set forth in Schedule 3.26,no Indebtedness of the Company or any of its Subsidiaries is secured or ranks senior to or pari passu with the Notes in right of payment, whether with respect of payment of redemptions, interest, damages or upon liquidation or dissolution or otherwise, other than Stonehouse Royalty Payments (as defined in the Notes). As of the Closing Date, the Company and each of its Subsidiaries shall have repaid or converted into equity all Indebtedness incurred by the Company and its Subsidiaries except for the Alcatel Payables and the Indebtedness set forth on Schedule 3.26 hereto, and the Company and the Subsidiaries shall have secured the release of all Liens in connection with such Indebtedness.

Section 3.27 Alcatel Payables. As of the date hereof, the amount of Alcatel Payables does not exceed $39,300,000.

Section 3.28 Transactions with Affiliates. Except as set forth on Schedule 3.28, no current or former employee, partner, director, officer or stockholder (direct or indirect) of the Company or its Subsidiaries, or any associate, or, to the knowledge of the Company, any Affiliate of any thereof, or any relative with a relationship no more remote than first cousin of any of the foregoing, is presently, or during the 12-month period ending on the date hereof has been, (i) a party to any transaction with the Company or its Subsidiaries (including any contract, agreement or other arrangement providing for the furnishing of services by, or rental of real or personal property from, or otherwise requiring payments to, any such director, officer or stockholder or such associate or affiliate or relative) or (ii) the direct or indirect owner of an interest in any corporation, firm, association or business organization which is a competitor, supplier or customer of the Company or its Subsidiaries (except for a passive investment (direct or indirect) in less than 5% of the common stock of a company whose securities are traded on or quoted through a national securities exchange or on the Nasdaq National Market), nor does any such Person receive income from any source other than the Company or its Subsidiaries which relates to the business of the Company or its Subsidiaries or should properly accrue to the Company or its Subsidiaries. Except as set forth on Schedule 3.28, no employee, officer, stockholder or director of the Company or any of its Subsidiaries or member of his or her immediate family is indebted to the Company or its Subsidiaries, as the case may be, nor is the Company or any of its Subsidiaries indebted (or committed to make loans or extend or guarantee credit) to any of them, other than (i) for payment of salary for services rendered, (ii) reimbursement for reasonable expenses incurred on behalf of the Company, and (iii) for other standard employee benefits made generally available to all employees or executives (including stock option agreements outstanding under any stock option plan approved by the Board).

Section 3.29 Investment Company. Neither the Company, nor any Person controlling the Company and its Subsidiaries, is an “investment company” required to be registered under the Investment Company Act.

Section 3.30 Insurance. Schedule 3.30 contains a true, correct and complete list of all material insurance policies (“Insurance Policies”) that are currently held by the Company and its Subsidiaries, true, correct and complete copies of which have been made available to the Investors or their representatives. All Insurance Policies are in the name of the Company or its Subsidiaries, outstanding and in full force and effect, and all premiums due with respect to such policies are currently paid. Neither the Company nor any of its Subsidiaries has received notice of cancellation or termination of any such policy, nor has it been denied or had revoked or rescinded any policy of insurance, nor has it borrowed against any such policies. There are and have been no claims in the last five years for which an insurance carrier has denied or threatened to deny coverage. The Company and its Subsidiaries carry, or are covered by, insurance with companies that the Company believes as of the date of hereof to be financially sound and reputable in such amounts with such deductibles and against such risks and Losses as are reasonable for the business and assets of the Company and its Subsidiaries.

Section 3.31 Books and Records. The books of account, ledgers, order books, records and documents of the Company and its Subsidiaries accurately and completely reflect all information relating to the respective businesses of the Company and its Subsidiaries, the nature, acquisition, maintenance, location and collection of each of their respective assets, and the nature of all transactions giving rise to material obligations or accounts receivable of the Company or its Subsidiaries, as the case may be, except where the failure to so reflect such information would not have a Material Adverse Effect. The minute books of the Company and its Subsidiaries contain accurate records of all meetings and accurately reflect all other actions taken by the stockholders, boards of directors and all committees of the boards of directors, and other governing Persons of the Company and its Subsidiaries, respectively.

Section 3.32 Foreign Corrupt Practices Act, etc. Neither the Company nor any of the Subsidiaries, nor to the knowledge of Company, any director, officer, agent or employee of the Company or any of the Subsidiaries has made, directly or indirectly, any payment or promise to pay, or gift or promise to give or authorized such a promise or gift, of any money or anything of value, directly or indirectly, to: (a) any foreign official (as such term is defined in the FCPA) for the purpose of influencing any official act or decision of such official or inducing him or her to use his or her influence to affect any act or decision of a Governmental Authority; or (b) any foreign political party or official thereof or candidate for foreign political office for the purpose of influencing any official act or decision of such party, official or candidate or inducing such party, official or candidate to use his, her or its influence to affect any act or decision of a foreign Governmental Authority, in the case of both (a) and (b) above in order to assist the Company or any of the Subsidiaries to obtain or retain business for, or direct business to the Company or any of the Subsidiaries, as applicable, and under circumstances which would subject the Company or any of the Subsidiaries to liability under the FCPA or any corresponding foreign laws. Neither the Company nor any of the Subsidiaries has made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment of funds or received or retained any funds in violation of any law, rule or regulation.

Section 3.33 Money Laundering. The Company and its Subsidiaries are in compliance with, and have not previously violated, the USA PATRIOT ACT of 2001 (the “PATRIOT Act”) and all other applicable U.S. and non-U.S. anti-money laundering laws and regulations, including, but not limited to, the laws, regulations and Executive Orders and sanctions programs administered by the U.S. Office of Foreign Assets Control (“OFAC”), including, but not limited, to (i) Executive Order 13224 of September 23, 2001 entitled, “Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism” (66 Fed. Reg. 49079 (2001)); and (ii) any regulations contained in 31 CFR, Subtitle B, Chapter V (collectively, the “Anti-Money Laundering/OFAC Laws”).

Section 3.34 Business Practices. Neither the Company, its Subsidiaries, nor any Person acting on behalf of the Company or its Subsidiaries has paid or delivered, or promised to pay or deliver, directly or indirectly through any other Person, any monies or anything else of value to any government official or employee of any political party, for the purpose of illegally or improperly inducing or rewarding any action by the official favorable to the Company or its Subsidiaries.

Section 3.35 Approved Contractor. The Company has been designated as an approved contractor by the United States Department of Defense.

Section 3.36 Acknowledgment Regarding Investor’s Purchase of Securities. The Company acknowledges and agrees that each Investor is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that each Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby and any advice given by any Investor or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to the Investor’s purchase of the Securities. The Company further represents to each Investor that the Company’s decision to enter into the Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby and thereby by the Company and its representatives.

Section 3.37 Material Subsidiaries. No Subsidiaries other than the Material Subsidiaries (a) hold material Communication Licenses, (b) is a “Significant Subsidiary” as such term is defined in Rule 1-02 of Regulation S-X of the Securities Act or (c) hold total assets exceeding 10% of the total assets of the Company and its Subsidiaries on a consolidated basis as of the end of the most recently completed fiscal quarter.

Section 3.38 Disclosure.

(a) No statement made by the Company in this Agreement, any other Transaction Document or the exhibits and schedules attached hereto or in any certificate or schedule furnished or to be furnished by or on behalf of the Company to the Investors or any of their representatives in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading.

(b) The Company has provided the Investors with all the information reasonably available to it that any Investor has requested for deciding whether to purchase the Notes and all information that the Company believes is reasonably necessary to enable the Investors to make such decision. The due diligence materials previously provided by or on behalf of the Company to each Investor, which are listed on Schedule 3.38(b) (the “Due Diligence Materials”), do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading, except that with respect to assumptions, projections and expressions of opinion or predictions contained in the Due Diligence Materials, the Company represents only that such assumptions, projections, expressions of opinion and predictions were made in good faith and that the Company believes there is a reasonable basis therefor. The Company acknowledges and agrees that no Investor participated in the preparation of, or has any responsibility for, the content of any Due Diligence Materials, including, without limitation, (i) the Financial Model, (ii) the Funding Expenditure Plan, (iii) the Annual Operating Budget, (iv) and the Operating and Marketing Plan (each of the items listed in clauses (i) through (iv), as defined in the Stonehouse Restructuring Agreement).

Section 3.39 The Company acknowledges and agrees that each Investor has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Article IV.

ARTICLE IV

Representations and Warranties of the Investors

Each Investor hereby represents and warrants with respect to only itself that:

Section 4.1 Organization and Authority. Such Investor is duly organized and validly existing as a corporation, limited partnership or a limited liability company, as applicable, and in good standing under the laws of its respective jurisdiction of organization. Such Investor has all requisite power and authority to enter into the Transaction Documents and to consummate the transactions contemplated hereby and thereby. The execution and delivery by such Investor of the Transaction Documents to which it is a party and the consummation by such Investor of the transactions contemplated hereby and thereby has been duly authorized on the part of such Investor. The Transaction Documents to which such Investor is a party, when duly executed and delivered by such Investor, will constitute legal, valid and binding obligations of such Investor, enforceable against such Investor in accordance with their respective terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles whether in a proceeding in equity or at law.

Section 4.2 Securities Act. Such Investor (i) is acquiring the Notes and (ii) upon conversion of the Notes it will acquire the Conversion Shares then issuable, for its own account for investment only and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act; provided, however, that by making the representations herein, such Investor does not agree to hold any Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act.

Section 4.3 Qualified Institutional Investor. Such Investor is a “qualified institutional buyer” as such term is defined in Rule 144A under the Securities Act.

Section 4.4 Transfer or Resale. Such Investor understands that except as provided in the Registration Rights Agreement: (i) the Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Investor shall have delivered to the Company an opinion of a counsel selected by the Investor, in a form reasonably acceptable to the Company, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such Investor provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144; (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other Person is under any obligation to register the Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. Such Investor agrees that it shall comply with the restrictions on sale of the Securities as set forth in Section 3.1 of the Registration Rights Agreement.

Section 4.5 Legends. Such Investor understands that the certificates or other instruments representing the Notes and, until such time as the resale of the Conversion Shares have been registered under the Securities Act as contemplated by the Registration Rights Agreement, the stock certificates representing the Conversion Shares, except as set forth below, shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

[NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN] [THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN] REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF A COUNSEL SELECTED BY THE HOLDER, IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Securities upon which it is stamped, unless otherwise required by state securities laws, (i) in connection with a sale, assignment or other transfer pursuant to a registration statement that is effective under the Securities Act, (ii) in connection with a sale, assignment or other transfer where such holder provides the Company with an opinion of a counsel selected by the Investor, in a form reasonably acceptable to the Company, to the effect that such sale, assignment or transfer of the Securities may be made without registration under the applicable requirements of the Securities Act and once sold, assigned or transferred, no further restrictive legend is required, or (iii) such holder provides the Company with reasonable assurance that the Securities can be sold, assigned or transferred pursuant to Rule 144(k) promulgated under the Securities Act.

Section 4.6 Experience. Such Investor is experienced in evaluating and investing in companies such as the Company. Such Investor has substantial experience in investing in and evaluating private placement transactions of securities in companies similar to the Company and is capable of evaluating the risks and merits of its investment in the Company and has the capacity to protect its own interests.

Section 4.7 Receipt of Information. Such Investor represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of this investment and the business, management and financial affairs of the Company and has availed itself of such opportunity to the extent that such Investor deemed necessary to make an informed investment decision. The foregoing, however, does not limit or modify the representations and warranties of the Company in Article III of this Agreement or the right of such Investor to rely thereon.

Section 4.8 Stonehouse Ranking. Each Investor acknowledges that the holders of Notes may not claim any rights to the Stonehouse Payments (as defined in the Notes) pursuant to the Stonehouse Royalty Agreement in the form attached hereto as Exhibit J, and to the extent that such Investor, as a holder of Notes, receives any Stonehouse Payments otherwise due to or required to be paid to Stonehouse under the Stonehouse Royalty Agreement in the form attached hereto as Exhibit J, such Investor, as a holder of Notes, agrees to turn over such payment to Stonehouse.

ARTICLE V

Conditions to the Investor’s Obligations at the Closing

The obligation of each Investor to purchase the Notes is subject to the satisfaction (or waiver by such Investor), as of the Closing Date, of the following conditions:

Section 5.1 Representations and Warranties; Covenants. The representations and warranties of the Company made in this Agreement that are qualified by materiality or Material Adverse Effect shall be true and correct in all respects as of the date of this Agreement (with respect to the Company as a Maryland corporation) and as of the Closing Date (with respect to the Company as a Delaware corporation after giving effect to the Merger) (other than representations and warranties that address matters only as of a certain date, which shall be true and correct as of such certain date), and the representations and warranties of the Company made in this Agreement that are not qualified by materiality or Material Adverse Effect shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date (other than representations and warranties that address matters only as of a certain date, which shall be true and correct as of such certain date). The Company shall have performed each of the covenants and agreements of the Company contained in the Transaction Documents required to be performed at or prior to the Closing.

Section 5.2 Compliance Certificate. The Chief Executive Officer of the Company shall deliver to each Investor at the Closing a certificate certifying that the conditions set forth Sections 5.1, 5.3, 5.5 and 5.6 have been satisfied.

Section 5.3 Consents and Approvals. The Company shall have obtained all consents, authorizations, approvals, orders, licenses, permits and qualifications from, or secured exemptions therefrom, and made all necessary filings, declarations and registrations with, any Governmental Authority (including any required consents from the FCC) or any other Person (if any) required to be obtained or made by or with respect to the Company in connection with the offer and sale of the Securities, the execution and delivery of each of the Transaction Documents or the consummation of the transactions contemplated hereby and thereby.

Section 5.4 Transaction Documents. The Company shall have entered into each of the Transaction Documents to which it is a party, and each of the Transaction Documents shall be in full force and effect with respect to the Company.

Section 5.5 WIN Merger. WIN and WSI-Maryland shall have consummated the WIN Merger and shall have complied with all applicable laws and regulations in consummating the WIN Merger, including the laws of the State of Maryland and the British Virgin Islands. The Company shall have provided each Investor with evidence reasonably satisfactory to such Investor with respect to consummation of the WIN Merger.

Section 5.6 Merger. The WorldSpace Parties shall have consummated the Merger and shall have complied with all applicable laws and regulations in consummating the Merger, including the laws of the State of Maryland and the State of Delaware. The Company shall have provided each Investor with a true, correct and complete copy of the Certificate of Merger with respect to the Merger as certified by the Secretaries of State of the States of Maryland and Delaware.

Section 5.7 New Loan. The Company shall have delivered a letter of acknowledgement from Stonehouse that upon Closing, the Condition Precedent contained in Section 3.01(c) of the Stonehouse Restructuring Agreement shall be satisfied and the Restructuring (as defined therein) shall be effective.

Section 5.8 No Legal Bar. No action or proceeding by or before any Governmental Authority shall be pending or threatened challenging or seeking to restrain or prohibit the transactions contemplated by the Transaction Documents. No Legal Requirement preventing the transactions contemplated by the Transaction Documents shall be in effect.

Section 5.9 Incumbency Certificate. The Company shall have delivered an incumbency certificate dated the Closing Date for the officers of the Company executing any of the Transaction Documents and any documents delivered in connection with the Transaction Documents and the Closing.

Section 5.10 Secretary Certificate. The Company shall have delivered a certificate of the Secretary or an Assistant Secretary of the Company, dated as of the Closing Date, certifying as to the attached copies of the Certificate of Incorporation, Bylaws and resolutions adopted by the Board authorizing the execution and delivery by the Company of the Transaction Documents and the consummation by the Company of the transactions contemplated hereby and thereby, including the issuance and sale (or reservation for issuance, as the case may be) of the Securities.

Section 5.11 Certificate. The Company shall have delivered a copy of the Certificate of Incorporation, as filed with and certified by the Secretary of State of the State of Delaware.

Section 5.12 Good Standings. The Company shall have delivered (i) a certificate of the Secretary of State of the State of Delaware, dated within one day of the Closing Date, certifying that the Company and each of its Material Subsidiaries is in good standing in the State of Delaware, (ii) evidence reasonably satisfactory to such Investor that each Material Subsidiary is in good standing in its jurisdiction of formation, (iii) a certificate evidencing the Company’s qualification as a foreign corporation and good standing issued by the Secretary of State (or comparable office) of each jurisdiction in which the Company is so qualified, as of a date within five days of the Closing Date and (iv) evidence reasonably satisfactory to such Investor that each Material Subsidiary is qualified as a foreign corporation and is in good standing in each jurisdiction in which such Material Subsidiary is required to be so qualified.

Section 5.13 Legal Opinion. The Company shall have delivered an opinion dated the Closing Date of (x) Coudert Brothers LLP, counsel to the Company, in the form attached hereto as Exhibit L-1, and (y) the General Counsel to the Company, dated as of the Closing Date, in form attached hereto as Exhibit L-2 attached hereto.

Section 5.14 Pro Forma Capitalization Table. The Company shall have prepared and delivered to the Investors a true, correct and complete table reflecting the capitalization of the Company, which table shall be consistent in all material respects with Section 3.2(b) hereof and Schedule 3.2(g)(after giving effect to (i) the transactions contemplated by the Restructuring Documents and (ii) the Merger).

Section 5.15 No Indebtedness. The Company and each of its Subsidiaries shall have repaid or converted into equity all Indebtedness of the Company and its Subsidiaries except for the Alcatel Payables and the Indebtedness set forth on Schedule 5.15 hereto, and the Company shall have delivered to the Investors (a) UCC termination statements, (b) a copy of the executed Termination Agreement (the form of which is attached as Exhibit A to the Exchange Agreement), (c) a copy of each of the following agreements: the IDI Loan Agreement Note, the IDI Exchange Agreement Note, the Yenura Loan Agreement Note, the First Supplemental Yenura Loan Agreement Note and the Second Supplemental Yenura Loan Agreement Note (such terms in this clause (c) as defined in the Exchange Agreement), each marked “cancelled” or, alternatively, an indemnity agreement with respect thereto in customary form, (d) releases and (e) other evidence in form satisfactory to it of the discharge or conversion, as applicable, of such Indebtedness and the release of all Liens in connection with such Indebtedness.

ARTICLE VI

Conditions of the Company’s Obligations

The obligation of the Company to issue and sell the Securities to each Investor is subject to the satisfaction (or waiver by the Company) as of the Closing Date of the following conditions:

Section 6.1 Representations and Warranties. The representations and warranties of such Investor made in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the applicable Closing Date with the same effect as if made at and as of the applicable Closing Date, except to the extent such representations and warranties expressly relate to an earlier time.

Section 6.2 Transaction Documents. Such Investor shall have entered into each of the Transaction Documents to which it is a party, and each such document shall be in full force and effect.

Section 6.3 WIN Merger. WIN and WSI-Maryland shall have consummated the WIN Merger.

Section 6.4 Merger. The WorldSpace Parties shall have consummated the Merger.

Section 6.5 No Legal Bar. No action or proceeding by or before any Governmental Authority shall be pending or threatened challenging or seeking to restrain or prohibit the transactions contemplated by the Transaction Documents. No Legal Requirement preventing the transactions contemplated by the Transaction Documents shall be in effect.

ARTICLE VII

Covenants

Section 7.1 Use of Proceeds. The Company will use the proceeds from the sale of the Securities for the repayment of the Alcatel Payables, working capital and other general corporate purposes and, except as set forth herein, shall not use the proceeds for (i) the repayment of any Indebtedness of the Company or any of its Subsidiaries or (ii) the redemption or repurchase of any of its equity securities.

Section 7.2 Publicity. Except as set forth in Schedule 7.1, prior to the effective date of the registration statement relating to the Company’s initial public offering (and except as may be required to be set forth in any registration statement filed or any prospectus delivered in connection with such offering), the Company shall consult with the Investors in issuing any press releases or otherwise making public statements or filings and other communications with respect to the transactions contemplated hereby, and none of the parties shall issue any such press release or otherwise make any such public statement, filing or other communication without the prior consent of the others (such consent not to be unreasonably withheld), except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other parties with prior notice of such public statement, filing or other communication. Notwithstanding the foregoing, the Company shall not (a) prior to the effective date of the registration statement relating to the Company’s initial public offering (and except as may be required to be set forth in any registration statement filed or any prospectus delivered in connection with such offering), publicly disclose the name of any Investor or include the name of any Investor, without the prior written consent of such Investor in any other press release or public statement or filing, except to the extent the Company has received a legal opinion that such disclosure is required by law, in which case the Company shall provide such Investor with prior notice of such disclosure or (b) disclose the name of any Investor or include the name of any Investor without the prior written consent of such Investor (which consent shall not be unreasonably withheld or delayed), to any third party or in any materials prepared for any third party.

Section 7.3 Additional Notes; Variable Securities; Dilutive Issuances. So long as any Investor beneficially owns any Securities, the Company will not issue any Notes other than to the Investors as contemplated hereby and the Company shall not issue any other securities that would cause a breach or default under the Notes. At any time after an Effective Registration and for long as any Notes remain outstanding, the Company shall not, in any manner: (i) issue or sell any Common Stock Equivalents (which, for purposes of this Section 7.3, shall also include any rights, warrants or options to subscribe for or purchase Class B Shares and any other stock or securities convertible into or exercisable or exchangeable for Class B Shares (collectively, the “Class B Equivalents”)) that allows the holder of any such Common Stock Equivalent to convert, exchange or exercise any such Common Stock Equivalent for a number of shares of Common Stock at a conversion, exchange or exercise price, as the case may be, which varies or may vary with the market price of the Common Stock (including such convertible instruments commonly known as “death spirals” or “toxic converts”), including by way of one or more reset(s) to any fixed price unless the conversion, exchange or exercise price of any such security cannot be less than the then applicable Market Price (as defined in the Notes); provided that the foregoing shall not limit (A) the Company from issuing a security convertible into shares of Common Stock that provides for a “net share settlement” of such security with respect to any amount owing on such security above par upon conversion of such security after a “provisional call” of such security by the Company or (B) any holder of any warrant or Option issued pursuant to the Company’s stock option plan to purchase shares of Common Stock issued by the Company from exercising any such warrant or Option issued pursuant to the Company’s stock option plan on a “cashless” basis and (ii) enter into or affect any Dilutive Issuance (as defined in the Notes) if the effect of such Dilutive Issuance is to cause the Company to be required to issue upon conversion of any Note any shares of Common Stock in excess of that number of shares of Common Stock which the Company may issue upon conversion of the Notes without breaching the Company’s obligations under the rules or regulations of the principal exchange or market in which the Common Stock is listed. The Company agrees that it will not lower the price at which any Common Stock Equivalents or Class B Equivalents outstanding on the Closing Date, after giving effect to (1) the transactions contemplated by the Restructuring Documents, (2) the WIN Merger and (3) the Merger, are exercisable or exchangeable for or convertible into Common Stock or Class B Shares.

Section 7.4 Corporate Existence. So long as any Investor beneficially owns any Securities, the Company shall not be party to any Change of Control transaction (as defined in the Notes) unless the Company is in compliance with the applicable provisions governing Change of Control transactions set forth in the Notes.

Section 7.5 Voting Rights. If the Company has elected not to pay Cash Interest (as defined in the Notes) on the Notes on six consecutive Interest Dates (as defined in the Notes) and a Qualified IPO (as defined in the Notes) has not occurred, the holders of the Notes shall be entitled to elect additional directors to the Board as follows: (a) if the number of directors of the Board is six or less, the holders of the Notes shall be entitled to elect two additional directors to the Board; and (b) if the number of directors of the Board is greater than six, the holders of the Notes shall be entitled to elect the “Additional Number” of directors determined according to the following formula, which shall be rounded off to the nearest whole number:

Additional Number =	T x A
B - A

For purposes of the foregoing formula:

T = the total number of directors before election

A = the total number of Conversion Shares assuming all of the Notes were converted

B = the total number of shares of Common Stock outstanding on a fully diluted basis.

Section 7.6 Pledge of Securities. The Company acknowledges and agrees that the Securities may be pledged by an Investor in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Investor effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document, including, without limitation, Section 4.4 hereof; provided that an Investor and its pledgee shall be required to comply with the provisions of Section 4.4 hereof in order to effect a sale, transfer or assignment of Securities to such pledgee. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by an Investor.

Section 7.7 Capital Stock. Prior to a Qualified IPO, the Company shall not amend any voting powers, designations, preferences, rights and qualifications, limitations or restrictions of any capital stock of the Company without the prior written consent of the Investors.

Section 7.8 Class B Shares. Other than the Class B Shares issued pursuant to the Agreement of Merger and the Exchange Agreement, the Company will not issue any Class B Shares or Class B Equivalents without the consent of the Investors.

Section 7.9 Stonehouse Restructuring Agreement, Stonehouse Royalty Agreement and Restructuring Documents. The Company and each of its Subsidiaries shall not be in breach of, or in default in the performance or observance of, any material obligation, term, covenant or condition contained in Stonehouse Restructuring Agreement, the Stonehouse Royalty Agreement and the Restructuring Documents.

Section 7.10 Disclosure of Material Information. From and after the occurrence of an Effective Registration, no Investor shall be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of its respective officers, directors, employees or agents, that is not disclosed in the filings made by the Company with the SEC in compliance with Regulation FD unless such Investor (i) has been provided with an opportunity to decline receipt of such information and (ii) has affirmatively agreed to receive such information as evidence by its execution of a confidentiality agreement with respect to such material, nonpublic information prior to its receipt of any such material, nonpublic information. For the purposes of this paragraph, material, nonpublic information shall not include any information (i) which the Company is contractually obligated to provide such Investor pursuant to such Investor’s rights under any Transaction Document or (ii) which such Investor obtains or is privy to because such Investor has representation (direct or indirect) on the Company’s Board of Directors, pursuant to Section 7.5 hereof or otherwise.

Section 7.11 Listing. Upon the occurrence of an Effective Registration, the Company shall promptly secure the listing of all of the Registrable Securities (as defined in the Registration Rights Agreement) upon each national securities exchange and automated quotation system, if any, upon which the Common Stock is then listed (subject to official notice of issuance) and shall maintain such listing of all Registrable Securities from time to time issuable under the terms of the Transaction Documents. The Company shall maintain the Common Stocks’ authorization for quotation on the principal exchange or market in which it is listed. Neither the Company nor any of its Subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock on the principal market in which it is listed. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 7.11.

Section 7.12 Insurance.

(a) The Company shall use its best efforts to obtain, as promptly as reasonably practicable after the date hereof, but in any event within 120 days after the date hereof, and shall at all times thereafter maintain, in orbit insurance for each of its AfriStar and AsiaStar satellites, with a minimum coverage equal to $120 million per satellite.

(b) The Company shall use its best efforts to obtain, as promptly as reasonably practicable after the date hereof, but in any event within 120 days after the date hereof, and shall at all times thereafter maintain, life insurance for Noah A. Samara, naming the Company as beneficiary, with a minimum coverage equal to $20,000,000.

(c) The requirement for the Company to maintain such insurance as specified in clauses (a) and (b) above shall terminate upon the earlier of (i) the consummation of a Qualified IPO and (ii) such time as the Notes are no longer outstanding pursuant to conversion or redemption.

Section 7.13 Exercise of Remedies. In connection with any exercise of remedies following the occurrence, and during the continuation, of an event of default under the terms of the Notes, the holders of the Notes shall not unreasonably diminish or impair the rights of Stonehouse under the Stonehouse Royalty Agreement, including, but not limited to, the Company’s payment obligations thereunder; provided, however, that the foregoing shall not limit, abridge, or otherwise impair such holders’ right to receive all required Principal, Interest payments, Redemption Premiums and late charges under the Notes. In furtherance of the foregoing, in the event the Company files a petition for relief under the United States Bankruptcy Code, the holders of the Notes shall not oppose the entry of an order, on motion by any party, authorizing the Company to assume the Royalty Agreement as an executory contract.

Section 7.14 Letter Agreement from Noah A. Samara and Yenura. Noah A Samara and Yenura shall have entered into the letter agreement, dated as of December 30, 2004, in the form attached hereto as Exhibit M (the “Letter Agreement”).

Section 7.15 Debt Designation. The Company covenants and agrees that it shall not at any time and in any manner designate any Stonehouse Payment (as defined in the Notes) as Senior Indebtedness (as defined in the Notes); provided, however, that the foregoing shall not affect the provisions relating to the Stonehouse Payments set forth in Section 14(a) of the Notes and in clause (d) of the definition of Permitted Liens set forth in the Notes.

Section 7.16 Compliance With Laws. The Company and its Subsidiaries shall at all times be in compliance with the Foreign Corrupt Practices Act; the PATRIOT Act, and all other applicable U.S. and non-U.S. anti-money laundering laws and regulations; and the laws, regulations and Executive Orders and sanctions programs administered by the OFAC, including, without limitation, the “Anti-Money Laundering/OFAC Laws”.

ARTICLE VIII

Indemnification

Section 8.1 Indemnification. Notwithstanding any termination of this Agreement, the Company agrees to indemnify, defend and hold harmless each Investor and its Affiliates and controlling persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and each of their respective officers, managers, members, partners, directors, stockholders, employees, representatives and agents (all such Persons and entities being collectively referred to as the “Indemnified Parties”) to the fullest extent permitted by applicable law from and against any and all Losses (including any diminution in value of the Securities), demands, actions, causes of action, assessments, damages, liabilities, costs or expenses, including, without limitation interest, penalties, fines, fees, deficiencies, claims of damage, court and arbitration costs and fees and disbursements of attorneys, accountants, consultants and other experts as and when incurred or sustained by any Indemnified Party (collectively, “Claims”) as a result of or arising from (a) any misrepresentation or breach of any representation or warranty made by the Company in any Transaction Documents, (b) any breach of any covenant, agreement or obligation of the Company contained in any Transaction Documents or (c) other than Claims resulting solely from the gross negligence or willful misconduct of such Indemnified Party or Claims solely brought against an Indemnified Party by any investor in such Indemnified Party, any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of any Transaction Documents and (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities. The rights accorded to Indemnified Parties under this Section 8.1 shall be in addition to any rights and remedies that any Indemnified Party may have at law or in equity, by separate agreement or otherwise.

Section 8.2 Conduct of Indemnification Proceedings. Promptly after receipt by an Indemnified Party of notice of any Claim or the commencement of any action or proceeding involving a Claim under this Article VIII, such Indemnified Party shall, if a claim in respect thereof is to be made against the Person from whom the indemnity is sought (the Indemnifying Party”) pursuant to Article VIII, (i) notify the Indemnifying Party in writing of the Claim or the commencement of such action or proceeding; provided, that the failure of any Indemnified Party to provide such notice shall not relieve the Indemnifying Party of its obligations under this Article VIII, except to the extent the Indemnifying Party is materially and actually prejudiced thereby and shall not relieve the Indemnifying Party from any liability which it may have to any Indemnified Party otherwise than under this Article VIII, and (ii) permit such Indemnifying Party to assume the defense of such claim with counsel reasonably satisfactory to the Indemnified Party; provided, however, that any Indemnified Party shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (A) the Indemnifying Party has agreed in writing to pay such fees and expenses, (B) the Indemnifying Party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such Indemnified Party within 15 days after receiving notice from such Indemnified Party that the Indemnified Party believes it has failed to do so, (C) in the reasonable judgment of any such Indemnified Party, based upon advice of counsel, a conflict of interest may exist between such Indemnified Party and the Indemnifying Party with respect to such claims (in which case, if the Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such claim on behalf of such Indemnified Party) or (D) such Indemnified Party is a defendant in an action or proceeding which is also brought against the Indemnifying Party and reasonably shall have concluded that there may be one or more legal defenses available to such Indemnified Party which are not available to the Indemnifying Party. No Indemnifying Party shall be liable for any settlement of any such claim or action effected without its written consent, which consent shall not be unreasonably withheld. In addition, without the consent of the Indemnified Party (which consent shall not be unreasonably withheld), no Indemnifying Party shall be permitted to consent to entry of any judgment with respect to, or to effect the settlement or compromise of any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the Indemnified Party is an actual or potential party to such action or claim), unless such settlement, compromise or judgment (1) includes an unconditional release of the Indemnified Party from all liability arising out of such action or claim, (2) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any Indemnified Party, and (3) does not provide for any action on the part of any party other than the payment of money damages which is to be paid in full by the Indemnifying Party.

Section 8.3 Contribution. If the indemnification provided for in Section 8.1 from the Indemnifying Party for any reason is unavailable to (other than by reason of exceptions provided therein), or is insufficient to hold harmless, an Indemnified Party hereunder in respect of any Claim, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Claim in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and the Indemnified Party, on the other hand, in connection with the actions which resulted in such Claim, as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action. If, however, the foregoing allocation is not permitted by applicable law, then each Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party in such proportion as is appropriate to reflect not only such relative faults but also the relative benefits of the Indemnifying Party and the Indemnified Party as well as any other relevant equitable considerations.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8.3 were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by a party as a result of any Claim referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth in Section 8.3, any legal or other fees, costs or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

Section 8.4 Other Indemnification. The indemnity agreements contained herein shall be in addition to any other rights to indemnification or contribution which any Indemnified Party may have pursuant to law or contract.

Section 8.5 Indemnification Payments. The indemnification and contribution required by this Section 8 shall be made by periodic payments of the amount thereof during the course of any investigation or defense, as and when bills are received or any expense, loss, damage or liability is incurred; provided that if a final nonappealable determination is made that the party receiving such expense payments was not entitled to such payments pursuant to the provisions of this Article VIII, then the party receiving such expense payments shall return such expense payments to the party that made such payments.

ARTICLE IX

Termination

Section 9.1 Termination. In the event that the Closing shall not have occurred on or before ten (10) Business Days from the date hereof due to the Company’s or any Investor’s failure to satisfy the conditions set forth in Article V and Article VI above (the party failing to satisfy the conditions set forth in Article V or Article VI, the “Failing Party”, and the party that has satisfied the conditions set forth in Article V or Article VI, the “Non-Failing Party”) (and the Non-Failing Party’s failure to waive such unsatisfied condition(s)), the Non-Failing Party or Parties shall have the option to terminate this Agreement with respect to such Failing Party at the close of business on such date without liability of any party to any other party; provided, however, this if this Agreement is terminated pursuant to this Article IX and the Company is the Failing Party and the Investor(s) are the Non-Failing Party or Parties, the Company shall remain obligated to reimburse the Investors for the expenses described in Section 10.1 below.

ARTICLE X

Miscellaneous

Section 10.1 Expenses. The Company shall pay or reimburse, on the Closing Date, for the fees and disbursements of Schulte Roth & Zabel LLP incurred in connection with the negotiation, execution and delivery of the Transaction Documents, in an amount not to exceed $245,000, which amount may be withheld by Highbridge International LLC from its Purchase Price at the Closing.

Section 10.2 Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR

ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

Section 10.3 Notices. Any notices, consents, waivers or other communications required or permitted to be given hereunder must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile, (iii) three days after being sent by U.S. certified mail, return receipt requested, or (iv) one Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

(a)	if to an Investor, to its address and facsimile number set forth on the Schedule of Investors, with copies to such Investor’s representatives as set forth on the Schedule of Investors,

with a copy (for informational purposes only) to:

Schulte Roth & Zabel LLP
919 Third Avenue
New York, New York 10022
Telephone: (212) 756-2000
Facsimile: (212) 593-5955
Attention: Eleazer N. Klein, Esq.

(b)	if to the Company to:

WorldSpace, Inc.
2400 N Street, NW
Washington, DC 20037
Telephone: (202) 969-6000
Facsimile: (202) 969-6001
Attention: Donald Frickel, Esq.

with a copy (for informational purposes only) to:

Coudert Brothers LLP
1114 Avenue of the Americas
New York, New York 10036-7703
Telephone: (212) 626-4400
Facsimile: (212) 626-4120
Attention: Jeffrey E. Cohen, Esq.

Each party shall provide five days’ prior written notice to the other party of any change in address or facsimile number. If a notice provided for hereunder is delivered via facsimile, such notice shall be valid only if an original hard copy is delivered within 24 hours of the time such facsimile is delivered. Written confirmation of receipt (i) given by the recipient of such notice, consent, waiver or other communication, (ii) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (iii) provided by a courier or overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

Section 10.4 Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities.

Section 10.5 Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

Section 10.6 Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

Section 10.7 Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

Section 10.8 Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between the Investors, the Company, their respective Affiliates and Persons acting on their behalf with respect to the matters discussed herein, other than as set forth in the next sentence, including those certain confidentiality agreements (the “Confidentiality Agreements”), entered into in November and December 2004, between the Investors and the Company, and the Transaction Documents contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Investor makes any representation, warranty, covenant or undertaking with respect to such matters. Notwithstanding the foregoing, solely until the date of the Company’s filing of a registration statement with the SEC, the provisions of Section 1 of each of the Confidentiality Agreements shall remain in full force and effect. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the holders of at least a majority of the aggregate number of Registrable Securities (as defined in the Registration Rights Agreement) issued and issuable hereunder, and any amendment to this Agreement made in conformity with the provisions of this Section 10.8 shall be binding on all Investors and holders of Securities, as applicable. Notwithstanding the foregoing, any approval of an amendment or waiver that increases the

Purchase Price to be paid by any Investor or that amends or waives any of the provisions under Article III, Article IV, Sections 7.2, 7.3, 7.10, Article V, Article VIII, Article IX and Article X shall not be effective as to such Investor without the prior written consent of such Investor. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought. No such amendment shall be effective to the extent that it applies to less than all of the holders of the applicable Securities then outstanding. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration also is offered to all of the parties to the Transaction Documents or holders of Notes, as the case may be. The Company has not, directly or indirectly, made any agreements with any Investors relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents.

Section 10.9 Successors and Assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the holders of at least a majority of the aggregate number of Registrable Securities, including by merger or consolidation. An Investor may assign, in its sole discretion, any or all of its rights, interests and obligations under this Agreement to any of its Affiliates or to any transferee of Securities, other than a transferee who shall acquire such Securities in a Public Sale. Subject to the preceding, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.

Section 10.10 No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

Section 10.11 Survival. The representations and warranties of the Company and the Investors contained in Article III and Article IV and the agreements and covenants set forth in Article VII, Article VIII, Article IX and Article X shall survive the Closing. Each Investor shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

Section 10.12 Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

Section 10.13 No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

Section 10.14 Remedies. Each Investor and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, the Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under the Transaction Documents, any remedy at law may prove to be inadequate relief to the Investors. The Company therefore agrees that the Investors shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security.

Section 10.15 Payment Set Aside. To the extent that the Company makes a payment or payments to the Investors hereunder or pursuant to any of the other Transaction Documents or the Investors enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

Section 10.16 Independent Nature of Investors’ Obligations and Rights. The obligations of each Investor under any Transaction Document are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor or the breach of any representation or warranty of any other Investor under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Investor pursuant hereto or thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Investor confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

WORLDSPACE, INC., a Delaware Corporation

By:	/S/
Name: Noah A. Samara
Title: Chairman & CEO

IN WITNESS WHEREOF, the parties have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

WORLDSPACE, INC., a Maryland Corporation

By:	/S/
Name: Noah A. Samara
Title: Chairman & CEO

IN WITNESS WHEREOF, the parties have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

Investors:

HIGHBRIDGE INTERNATIONAL LLC

By: HIGHBRIDGE CAPITAL MANAGEMENT, LLC

By:	/S/
Name: Adam J. Chill
Title: Managing Director

IN WITNESS WHEREOF, the parties have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

Investors:

AMPHORA LIMITED

By: AMARANTH ADVISORS L.L.C., Its Trading Advisor

By:	/s/
Name: Karl J. Wachter
Title: Authorized Signatory

IN WITNESS WHEREOF, the parties have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

Investors:

OZ MASTER FUND, LTD.

By: OZ MANAGEMENT, L.L.C., Its Investment Manager

By:	/s/
Name: Joel Frank
Title: Chief Financial Officer

IN WITNESS WHEREOF, the parties have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

Investors:

AG DOMESTIC CONVERTIBLES, L.P.

By: Angelo, Gordon & Co., L.P., Its Investment Manager

By:	/s/
Name: Joseph Wekselblatt
Title: CFO

Investors:

AG OFFSHORE CONVERTIBLES, LTD.

By: Angelo, Gordon & Co., L.P., Its Investment Manager

By:	/S/
Name: Joseph Wekselblatt
Title: CFO

IN WITNESS WHEREOF, the parties have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

Investors:

CITADEL EQUITY FUND LTD.

By: CITADEL LIMITED PARTNERSHIP, Its Portfolio Manager

By: GLB PARTNERS, L.P., Its General Partner

By: CITADEL INVESTMENT GROUP, L.L.C., Its General Partner

By:	/S/
Name: David Snyderman
Title: Senior Managing Director

IN WITNESS WHEREOF, the parties have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

Investors:

CITADEL CREDIT TRADING LTD.

By: CITADEL LIMITED PARTNERSHIP, Its Portfolio Manager

By: GLB PARTNERS, L.P., Its General Partner

By: CITADEL INVESTMENT GROUP, L.L.C., Its General Partner

By:	/S/
Name: David Snyderman
Title: Senior Managing Director

SCHEDULE OF INVESTORS

(1) Investor	(2) Address and Facsimile Number	(3) Aggregate Principal Amount of Notes	(4) Purchase Price	(6) Legal Representative’s Address and Facsimile Number

Highbridge International LLC	c/o Highbridge Capital Management, LLC 9 West 57th Street, 27th Floor New York, New York 10019 Attention: Ari J. Storch /Adam J. Chill Facsimile: (212) 751-0755 Telephone: (212) 287-4720 and Attention: Andrew Martin Facsimile: (212) 755-4250 Telephone: (212) 287-4700 Residence: Cayman Islands	$55,000,000	$55,000,000	Schulte Roth & Zabel LLP 919 Third Avenue New York, New York 10022 Attention: Eleazer Klein, Esq. Facsimile: (212) 593-5955 Telephone: (212) 756-2376

Amphora Limited	c/o Amaranth Advisors L.L.C. One American Lane Greenwich, CT 06831 Attention: General Counsel Facsimile: (203) 422-3540 Telephone: (203) 422-3340 Residence: Cayman Islands	$55,000,000	$55,000,000	Schulte Roth & Zabel LLP 919 Third Avenue New York, New York 10022 Attention: Eleazer Klein, Esq. Facsimile: (212) 593-5955 Telephone: (212) 756-2376

OZ Master Fund, Ltd.	c/o OZ Management, L.L.C. 9 West 57th Street, 39th Floor New York, New York 10019 Attention: Joel M. Frank Facsimile: (212) 790-0150 Telephone: (212) 790-0160 Residence: Cayman Islands	$15,000,000	$15,000,000

AG Offshore Convertibles, Ltd.	c/o Angelo, Gordon & Co., L.P. 245 Park Avenue - 26th Floor New York, New York 10167 Attention: Gary I. Wolf Facsimile: (212) 867-6449 Telephone: (212) 692-2058 Residence:	$10,000,000	$10,000,000	Paul, Weiss, Rifkind, Wharton & Garrison LLP 1285 Avenue of the Americas New York, New York 10019-6064 Attention: Doug Cifu, Esq. and Jon Yoder, Esq. Facsimile: (212) 492-0152 Telephone: (212) 373-3152

AG Domestic Convertibles, L.P.	c/o Angelo, Gordon & Co., L.P.	5,000,000	5,000,000	Paul, Weiss, Rifkind, Wharton &
	245 Park Avenue - 26th Floor New York, New York 10167 Attn: Gary I. Wolf Facsimile: (212) 867-6449 Telephone: (212) 692-2058 Residence:			Garrison LLP 1285 Avenue of the Americas New York, New York 10019-6064 Attention: Doug Cifu, Esq. and Jon Yoder, Esq. Facsimile: (212) 492-0152 Telephone: (212) 373-3152

Citadel Equity Fund Ltd.	c/o Citadel Limited Partnership 131 S. Dearborn Street Chicago, Illinois 60603 Attention: Ron Klipstein Facsimile: (312) 267-7497 Telephone: (312) 395-4332 Residence: Cayman Islands	$13,800,000	$13,800,000	Fried, Frank, Harris, Shriver & Jacobson LLP One New York Plaza New York, New York 10004 Attention: Robert Schwenkel, Esq. Facsimile: (212) 859-4000 Telephone: (212) 859-8000

Citadel Credit Trading Ltd.	c/o Citadel Limited Partnership 131 S. Dearborn Street Chicago, Illinois 60603 Attention: Ron Klipstein Facsimile: (312) 267-7497 Telephone: (312) 395-4332 Residence: Cayman Islands	$1,200,000	$1,200,000	Fried, Frank, Harris, Shriver & Jacobson LLP One New York Plaza New York, New York 10004 Attention: Robert Schwenkel, Esq. Facsimile: (212) 859-4000 Telephone: (212) 859-8000